UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LSI LOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LSI LOGIC CORPORATION

Notice of Annual Meeting of Stockholders
May 11, 2006
To the Stockholders:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LSI Logic Corporation (the “Company”), a Delaware corporation, will be held on Thursday, May 11, 2006, at 9:00 a.m. local time, at the Fairmont San Jose located at 170 South Market Street, San Jose, California 95113, for the following purposes:

1. To elect seven directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 9,000,000.

3. To approve an amendment to the Company’s International Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000.

4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its 2006 fiscal year.

5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      Only stockholders of record at the close of business on March 17, 2006, are entitled to notice of and to vote at the meeting.
      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or you may vote by Internet or telephone. Any stockholder attending the meeting may vote in person even if he or she returned a proxy card.

Sincerely,

/s/ Andrew S. Hughes

Andrew S. Hughes
Assistant Corporate Secretary
Milpitas, California
April 3, 2006
YOUR VOTE IS IMPORTANT
In order to assure your representation at the meeting, you are requested to mark, sign, and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States), or vote by Internet or telephone.

INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP
BOARD STRUCTURE AND COMPENSATION
PROPOSAL ONE
PROPOSAL TWO
AMENDED PLAN BENEFITS
PROPOSAL THREE
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL FOUR
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR(1)
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON CEO AND OTHER EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

LSI LOGIC CORPORATION

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed Proxy is solicited on behalf of LSI Logic Corporation (referred to as “LSI Logic” or the “Company”), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, May 11, 2006, at 9:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Fairmont San Jose located at 170 South Market Street, San Jose, California 95113. The address of the Company’s principal executive offices is 1621 Barber Lane, Milpitas, California 95035, and the Company’s telephone number is (408) 433-8000.
      These proxy solicitation materials were mailed on or about April 3, 2006, to all stockholders entitled to vote at the meeting.
Record Date; Shares Outstanding
      Stockholders of record at the close of business on the record date of March 17, 2006 (the “Record Date”) are entitled to notice of and to vote at the meeting. As of the Record Date, 395,605,610 shares of the Company’s common stock, $0.01 par value, were issued and outstanding. On the Record Date, the closing price of the Company’s common stock on the New York Stock Exchange was $11.18 per share.
How to Vote
      Stockholders may vote by attending the meeting and voting in person, by mailing the proxy card in the postage prepaid envelope provided by the Company, by telephone, using the toll free telephone number 1-800-690-6903, or by Internet, using the Internet voting site www.proxyvote.com. Stockholders will be asked to enter the 12-digit control number located on their proxy cards to proceed with voting by telephone or by Internet.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Assistant Corporate Secretary of the Company at the Company’s principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.
Voting and Solicitation
      On all matters other than the election of directors, each share has one vote. See “Election of Directors — Required Vote.” The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Georgeson & Company, Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Georgeson & Company, Inc. a fee not to exceed $10,000 for its services and will reimburse it for certain out-of-pocket expenses estimated to be

$10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by some of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone.
Householding
      In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Company’s proxy materials at that address, unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
      If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: LSI Logic Corporation, 1621 Barber Lane, MS AD-115, Milpitas, California 95035, Attn: Investor Relations or call (408) 954-4710, or you may visit the Company’s website at www.lsi.com. You may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Quorum; Abstentions; Broker Non-Votes
      The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “For,” “Against” or “Withheld From” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast at the annual meeting with respect to that matter (the “Votes Cast”).
      The Company intends to count abstentions for purposes of determining both the presence and absence of a quorum and the total number of Votes Cast with respect to any matter (other than the election of directors). Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be considered to be Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan amendment).
Deadline for Receipt of Stockholder Proposals
      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2007 annual meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company no later than December 4, 2006, which is 120 calendar days prior to the anniversary of this year’s mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. Stockholder proposals that are not intended to be included in the proxy materials for such meeting, but that are to be presented by the stockholder from the floor are subject to advance notice provisions described below under “Other Matters.”

Other Matters
      According to the Company’s bylaws, in order to be properly brought before the meeting, a proposal not intended for inclusion in the Company’s proxy materials must be received by the Company no later than January 3, 2007, which is 90 calendar days prior to the anniversary of this year’s mail date, and the notice must set forth the following: (a) a brief description of the proposed matter and the reasons for conducting such business at the meeting; (b) any material interest of the stockholder in such business; (c) the name and address of such stockholder as they appear on the Company’s books; (d) the class and number of shares of the Company that are beneficially owned by the stockholder; and (e) all other information relating to such person that is required to be disclosed pursuant to Regulation 14A of the Securities Exchange Act of 1934. If the notice does not comply with the requirements set forth in the Company’s bylaws, the presiding officer of the meeting may refuse to acknowledge the matter.
      The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal (including nominations for directors) from the floor at this year’s annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the meeting.

SECURITY OWNERSHIP
Security Ownership
      The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of the Record Date, by all persons known to the Company to be beneficial owners of more than five percent of the Company’s common stock, by all directors and executive officers named in the Summary Compensation Table on page 22 of this proxy statement and by all current directors and executive officers as a group.

	Number	Approximate
	of Shares	Percentage
Name	Beneficially Owned	Owned

Merrill Lynch & Co., Inc.(1)	51,405,272	13.0%
Morgan Stanley & Co., Inc.(2)	27,984,938	7.1%
Wilfred J. Corrigan(3)	12,626,764	3.2%
Abhijit Y. Talwalkar	0	*
T.Z. Chu(4)	321,900	*
Malcolm R. Currie(5)	551,500	*
James H. Keyes(6)	315,070	*
R. Douglas Norby(7)	157,456	*
Matthew J. O’Rourke(8)	205,000	*
Gregorio Reyes(9)	195,000	*
John D’Errico(10)	1,113,410	*
Bryon Look(11)	1,301,840	*
Umesh Padval(12)	1,083,641	*
D. Jeffrey Richardson	0	*
Joseph M. Zelayeta(13)	1,713,683	*
All current directors and executive officers as a group(14)	21,488,243	5.4%

*	Less than 1%

(1)	As reported in Schedule 13G/ A filed February 7, 2006, with the SEC by Merrill Lynch & Co., Inc. (“Merrill Lynch”) on behalf of Merrill Lynch Investment Managers (“MLIM”). Merrill Lynch is a parent holding company. MLIM is an operating division of Merrill Lynch’s indirectly owned asset management subsidiaries. Certain of these subsidiaries hold shares of the Company’s common stock. Merrill Lynch has shared voting power and shared dispositive power over all of the shares. The address for Merrill Lynch is World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381.

(2)	As reported in Schedule 13G/ A filed February 15, 2006, with the SEC by Morgan Stanley & Co. Inc. (“Morgan Stanley”) and Morgan Stanley & Co. International Limited (“Morgan Stanley International”). Morgan Stanley is a parent holding company and Morgan Stanley International is a broker-dealer doing business under the laws of the United Kingdom. Morgan Stanley has sole voting and sole dispositive power over 27,966,285 shares and shared voting power and shared dispositive power with respect to 10,374 shares. Morgan Stanley International has sole voting and sole dispositive power over 26,355,022 shares. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036, and the address for Morgan Stanley International is 25 Cabot Square, Canary Wharf, London, E14 4QA, England.

(3)	Includes options held by Mr. Corrigan to purchase 5,100,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(4)	Includes options held by Mr. Chu to purchase 220,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(5)	Includes options held by Dr. Currie to purchase 220,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(6)	Includes options held by Mr. Keyes to purchase 220,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(7)	Includes options held by Mr. Norby to purchase 135,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(8)	Includes options held by Mr. O’Rourke to purchase 190,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(9)	Includes options held by Mr. Reyes to purchase 140,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(10)	Includes options held by Mr. D’Errico to purchase 1,112,500 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(11)	Includes options held by Mr. Look to purchase 1,265,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(12)	Includes options held by Mr. Padval to purchase 1,075,510 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(13)	Includes options held by Mr. Zelayeta to purchase 1,545,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(14)	Includes options to purchase an aggregate of 13,010,779 shares of the Company held by 13 executive officers and seven outside directors, which are presently exercisable or will become exercisable within 60 days of the Record Date. Includes data with respect to Mr. Corrigan. On February 13, 2006, Mr. Corrigan notified the Company that he will not stand for reelection to the Company’s Board of Directors at this annual meeting.
BOARD STRUCTURE AND COMPENSATION
Corporate Governance
      The Company has Standards of Business Conduct that apply to the Company’s directors, officers, and employees and cover matters such as insider trading, conflict of interest, compliance with laws, rules and regulations and responsibilities for reporting illegal or unethical behavior. The Company has also adopted a Code of Ethics for the Principal Executive and Senior Financial Officers of the Company. Copies of these documents are available on the Company’s website at http://www.lsi.com/ investors/ corp gov.html. You may also request a copy in print by writing to:

Andrew S. Hughes
Assistant Corporate Secretary
LSI Logic Corporation
1621 Barber Lane, MS AD-106
Milpitas, California 95035
Board Meetings and Committees

Board of Directors
      The Company’s Board of Directors (the “Board of Directors” or the “Board”) is the ultimate decision-making body of the Company, except with respect to those matters reserved for the approval of stockholders. The Board is responsible for selection of the executive management team, providing oversight responsibility and direction to management and evaluating the performance of this team on behalf of the stockholders. The Board has adopted Corporate Governance Guidelines to assist it in the performance of its responsibilities. These Guidelines are available on the Company’s website at www.lsi.com.

      The Board of Directors has determined that all the directors other than Mr. Corrigan and Mr. Talwalkar, including those who serve on the committees described below, are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board of Directors based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions among the directors. The Board also reviewed the relationships between the Company and companies with which the Company’s directors are affiliated.
      The Board of Directors of the Company held a total of nine meetings during the fiscal year ended December 31, 2005. Currently Mr. James Keyes serves as the Board’s lead independent director. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit, Compensation and Nominating and Corporate Governance Committees consist solely of non-employee independent directors as defined by the New York Stock Exchange. The Board appoints the members and chairs of the committees annually. All committees operate under charters approved by the Board, which are attached as appendices to this proxy statement and are also available on the Company’s website at www.lsi.com.
      You may contact the Board of Directors by sending an email to lead-director@lsil.com or board@lsil.com. In accordance with instructions from the Board, the Corporate Secretary to the Board reviews all correspondence, organizes the communications for review by the Board, and posts communications to the full Board or individual directors as appropriate. The Company’s directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.
      The Company customarily schedules Board and committee meetings on the same day as the annual meeting of shareholders to encourage and facilitate director attendance at the annual meeting. Seven of the Company’s then eight directors attended the Company’s annual meeting held in May 2005.
      During the year ended December 31, 2005, all incumbent directors attended more than the required minimum of 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

Audit Committee
      The Audit Committee, which consists of Dr. Currie, who serves as its chairman, Messrs. Chu, Keyes, Norby, and O’Rourke, held nine meetings during the last fiscal year. The Audit Committee reviews the Company’s accounting policies and practices, internal controls, financial reporting practices, contingent risks, and risk management strategies and plans. The Audit Committee selects and retains the Company’s independent registered public accounting firm to examine the Company’s accounts, reviews the independence of the independent registered public accounting firm as a factor in making these determinations and pre-approves all audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee regularly meets alone with the Company’s management, independent registered public accounting firm, and the director of the Company’s Internal Audit Department, and grants them free access to the Audit Committee at any time. All members of the Audit Committee are financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment. In addition, Messrs. Keyes, Norby and O’Rourke are designated as financial experts of the Audit Committee, as defined by SEC rules. Stockholders interested in communicating with the Audit Committee may do so by sending an email to auditchair@lsil.com. A copy of the charter of the Audit Committee is attached to this proxy statement as Exhibit A.

Compensation Committee
      The Compensation Committee, which consists of Mr. O’Rourke, who serves as its chairman, Dr. Currie, Mr. Keyes, and Mr. Reyes, held 12 meetings during the last fiscal year. At least annually, the Compensation Committee reviews the goals of the Company’s executive officer and director compensation plans, and amends or recommends that the Board of Directors amend these goals if the Compensation Committee deems it appropriate. The Compensation Committee evaluates and reviews, at least annually, the performance of the Chief Executive Officer and other executive officers in light of those goals. Based upon such an evaluation, the Compensation Committee establishes the Company’s overall executive compensation strategy, and, in particular, determines the compensation structure for the Chief Executive Officer and other executive officers. The Compensation Committee reviews and approves the Company’s stock option and other stock incentive award programs and reviews, as needed (with an independent consultant), executive compensation matters and significant issues that relate to executive compensation. Stockholders interested in communicating with the Compensation Committee may do so by sending an email to compensationchair@lsil.com. A copy of the charter of the Compensation Committee is attached to this proxy statement as Exhibit B.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee held five meetings during the last fiscal year. The Nominating and Corporate Governance Committee consists of Mr. Reyes, who serves as its chairman, Mr. Chu, Mr. Keyes and Mr. Norby. The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board of Directors, recommending to the Board the director nominees for the next annual meeting of stockholders, advising the Board of Directors with respect to Board composition and procedures, and whether to form or dissolve committees. The Nominating and Corporate Governance Committee also assists in advising the Board of Directors with respect to the corporate governance principles applicable to the Company and developing criteria for oversight of the evaluation of the Board and management. A copy of the charter of the Nominating and Corporate Governance Committee is attached to this proxy statement as Exhibit C.
      Although there are no specific, minimum qualifications for nominees, each nominee to the Board of Directors is considered on the basis of his or her likelihood to enhance the Board’s ability to manage and direct the affairs and businesses of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and satisfy any requirements imposed by law, regulation, or exchange listing requirements.
      The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for election to the Company’s Board of Directors at the 2007 annual meeting if received no later than December 4, 2006. The Nominating and Corporate Governance Committee uses the same criteria described above in assessing candidates recommended by stockholders. The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate’s willingness to serve and evidence of the nominating person’s ownership of Company stock should be sent to the attention of the Nominating and Corporate Governance Committee at nominatingchair@lsil.com. Stockholders may use the same email address to communicate other matters to the Nominating and Corporate Governance Committee.
Compensation of Directors
      Members of the Board of Directors who are not employees of the Company receive an annual fee of $35,000 and $2,000 for each regular Board meeting they attend in person, plus reimbursement of expenses for attendance at regular Board and committee meetings. For additional telephonic meetings, members receive a fee of $1,000 per meeting. In addition, the lead director of the Board receives an annual payment of $5,000. Each director will receive $1,000 for attending a committee meeting if the committee meeting is not held in conjunction with a meeting of the Board of Directors. Notwithstanding the foregoing, members of the Audit Committee receive $1,000 for each Audit Committee meeting they attend, regardless of whether it is held in conjunction with a Board of Directors meeting. In addition, the Audit Committee’s designated financial experts receive an additional $5,000 for their services annually, and the Audit Committee chairman receives an additional annual fee of $7,000.

      On May 23, 2005, Mr. Corrigan became the non-employee Chairman of the Board of Directors of the Company. From May 2005 through the remainder of 2005, Mr. Corrigan received the fees set forth above for all Board of Directors meetings he attended.
      From January 2005 through October 2005, certain non-employee members of the Board of Directors were also members of the Board of Directors of Engenio Information Technologies, Inc. (“Engenio”), a majority-owned subsidiary of the Company, which became a wholly-owned subsidiary of the Company in October 2005. In return for their services to Engenio, these individuals received an annual fee of $30,000, $2,000 for each regularly scheduled meeting and $1,000 for each telephonic meeting.
      The Company’s Amended 1995 Director Option Plan, as adopted by the Board of Directors and approved by the stockholders, provides for the grant of non-statutory stock options to non-employee directors of the Company. Under a non-discretionary formula approved by the stockholders, each non-employee director is granted an initial option to purchase 30,000 shares of common stock on the date on which he or she first becomes a director. In addition, on April 1 of each year, each non-employee director is automatically granted a subsequent option to purchase 30,000 shares of common stock of the Company, if on the date of grant he or she has served on the Board of Directors for at least six months. The vesting schedule for initial options granted under the Amended 1995 Director Option Plan is set at 25% on each of the first four anniversaries of the grant date. Subsequent option grants become exercisable in full six months after the date of grant. Options may be exercised only while the optionee is a director of the Company, within 12 months after death or within three months after the optionee ceases to serve as a director of the Company for a reason other than death, but in no event after the ten-year term of the option has expired. A total of 2,000,000 shares have been reserved for issuance under the Amended 1995 Director Option Plan, of which 1,290,000 shares are subject to outstanding options, 15,000 shares have been issued upon exercise of options, and 695,000 shares remain available for grant. On April 1, 2005, an option to purchase 30,000 shares was granted to each of Directors Chu, Currie, Keyes, Norby, O’Rourke, and Reyes having an exercise price of $5.51 per share (the market value on the grant date).
PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
      Effective as of the annual meeting, the Board of Directors has by resolution decreased the number of directors from nine to seven. Accordingly, a Board of seven directors is to be elected at the meeting. All directors are elected annually and serve until the next annual meeting or until their successors have been duly elected and qualified. The Nominating and Corporate Governance Committee selected and the Board of Directors accepted the seven nominees named below for election to the Board. All nominees are currently directors of the Company.
      The Board of Directors expects all nominees named below to be available to serve as directors if elected. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee designated by the current Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting so as to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom to vote.

      The names of the nominees for election to the Board of Directors, and the experience and background of each, are set forth below. Ages are as of December 31, 2005.

			Director
Name of Nominee	Age	Principal Occupation	Since

Abhijit Y. Talwalkar	41	President, Chief Executive Officer and a Director of the Company	2005
T.Z. Chu	71	Consultant; Retired President of Hoefer Pharmacia Biotech, Inc.	1992
Malcolm R. Currie	78	Chairman, Real Spirit USA, Inc.	1992
James H. Keyes	65	Retired Chairman, Johnson Controls, Inc.	1983
R. Douglas Norby	70	Private Investor; Former Chief Financial Officer and Senior Vice President, Tessera, Inc.	1993
Matthew J. O’Rourke	67	Consultant; Retired Partner, PricewaterhouseCoopers LLP	1999
Gregorio Reyes	64	Management Consultant; Former Chairman and Chief Executive Officer, Sunward Technologies, Inc.	2001
      There are no family relationships between or among any directors or executive officers of the Company.
      Mr. Talwalkar was appointed LSI Logic President and Chief Executive Officer, and elected to the Company’s Board of Directors in May 2005. Prior to joining the Company, Mr. Talwalkar was employed by Intel Corporation, a microprocessor manufacturer, most recently as Corporate Vice President and Co-general Manager of the Digital Enterprise Group, from January 2005 until he joined the Company in May 2005. Previously, from May 2004 to January 2005, he served as Vice President and General Manager for Intel’s Enterprise Platform Group. Prior to this role, from April 2002 to May 2004, he served as Vice President and General Manager of Intel’s Platform Products Group, within Intel’s Enterprise Platform Group. Mr. Talwalkar served as Vice President and Assistant General Manager of Intel’s Enterprise Platform Group from June 2001 to March 2002. Prior to this position, Mr. Talwalkar held the position of Vice President and General Manager of the Enterprise Platforms and Services Division at Intel.
      Mr. Chu serves as a consultant to various public and private companies and a director to a number of private companies and non-profit organizations. Mr. Chu served as President of Hoefer Pharmacia Biotech, Inc., a biotechnology company, from March 1995 until his retirement in February 1997.
      Dr. Currie has served as Chairman of Real Spirit USA, a manufacturer and distributor of air purification systems, since May 2005. He served as Chief Executive Officer of Currie Technologies, Inc., a manufacturer of electric propulsion systems for bicycles and other light vehicles, from February 1997 to May 2005. Dr. Currie served as Under Secretary of Defense for Research and Engineering from 1972 to 1977 and as Chairman and Chief Executive Officer of Hughes Aircraft Company from 1988 to 1993. He presently serves on the board of directors for Enova Systems, Inc., Regal One Corporation and Inamed Corporation.
      Mr. Keyes served as Chairman of Johnson Controls, Inc. from October 2002 until his retirement in December 2003. He served as Chairman and Chief Executive Officer of that company from January 1993 to October 2002. Johnson Controls, Inc. is a provider of automotive systems, batteries and facility management and control. Mr. Keyes also serves on the board of directors of Pitney Bowes, Inc. and Navistar International Corporation.
      Mr. Norby was Chief Financial Officer and Senior Vice President of Tessera, Inc., a semiconductor packaging technology company, from July 2003 until his retirement in January 2006. He worked as a management consultant with Tessera from May 2003 until July 2003. Mr. Norby was a private investor from March 2003 until May 2003. He served as Vice President and Chief Financial Officer of Zambeel, Inc., a data storage systems company, from March 2002 until February 2003, and as Chief Financial Officer of Novalux, Inc., an optoelectronics company, from December 2000 to March 2002. Prior to his tenure with Novalux, Inc., Mr. Norby served as Executive Vice President and Chief Financial Officer of the Company from November 1996 to November 2000. Mr. Norby also serves on the board of directors of Alexion Pharmaceuticals, Inc. and ChipPac, Inc.
      Mr. O’Rourke was a partner with the accounting firm Price Waterhouse LLP (a predecessor firm of PricewaterhouseCoopers LLP) from 1972 until his retirement in June 1996. Since his retirement, Mr. O’Rourke has been engaged as an independent business consultant and a corporate director.
      Mr. Reyes has been a private investor and management consultant since 1994. He co-founded Sunward Technologies in 1985 and served as Chairman and Chief Executive Officer until 1994. Mr. Reyes serves on the board of directors of Dialog Semiconductor and Seagate Technology.
Required Vote
      Directors shall be elected by a plurality vote. The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, votes withheld and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.
      Every stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (seven) multiplied by the number of votes to which the stockholder’s shares are entitled, or may distribute the stockholder’s votes on the same principle among as many candidates as the stockholder sees fit, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate’s name has been properly placed in nomination in accordance with the Company’s bylaws prior to the meeting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. The proxy holders will exercise discretionary authority to cumulate votes in the event that additional persons are nominated for election as directors.
Board Recommendation
      The Board of Directors unanimously recommends a vote “FOR” the proposed slate of directors for the current year. Unless you indicate otherwise, your proxy will be voted “FOR” each of the Company’s nominees (except as otherwise noted under “Required Vote” above).
PROPOSAL TWO
AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE
NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER
General
      The Employee Stock Purchase Plan (the “ESPP”) was originally adopted by the Board of Directors and approved by the stockholders in April 1983. A total of 225,000 shares of common stock were initially reserved for issuance thereunder. From time to time since April 1983, the Board of Directors and stockholders have approved amendments to the ESPP to increase the number of shares reserved for issuance thereunder and to change certain other provisions. In addition, the Company effected a three-for-two stock split in 1986 and two-for-one common stock splits in 1995 and 2000. As of the Record Date, of the 69,314,110 shares reserved for issuance under the ESPP (without giving effect to the proposed amendment), 58,407,264 shares had been issued. The Company estimates that it will have used a substantial portion of the 10,906,846 remaining available shares by the end of the exercise period ending May 14, 2006, leaving an inadequate number of shares available for future issuance.
      The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide employees at all levels with an opportunity for equity participation through payroll deductions in the ESPP. The ESPP is an additional incentive to contribute to the success of the Company. Employees have rated the ESPP as their most valuable benefit. As of the Record Date, 76% of the eligible employees are participating in the ESPP.
Proposed Amendment to the ESPP
      On February 9, 2006, based upon a recommendation from the Compensation Committee, the Board of Directors approved an amendment to the ESPP to increase the number of shares reserved under the ESPP by 9,000,000 to a total of 78,314,110 shares.
      The total number of shares of common stock reserved for issuance under the ESPP as of the Record Date is 69,314,110, of which 10,906,846 shares are available for future issuance. Management believes there may not be enough shares to meet anticipated demand, as the lower price of the Company’s stock during the past year requires a greater number of shares to satisfy enrollment requirements. Therefore, stockholder approval is sought to increase the number of shares of common stock reserved for issuance under the ESPP by 9,000,000. If the proposed amendment is approved, the total number of shares of common stock reserved for issuance under the ESPP will be 78,314,110. The ESPP includes an annual replenishment (the “Annual Replenishment”), which was previously approved by the stockholders. The Annual Replenishment consists of 1.15% of the Company’s common stock issued and outstanding at fiscal year end less the number of shares available for future option grants under the ESPP at fiscal year end. No shares have been added to the ESPP under the Annual Replenishment since January 2001. The number of shares of common stock reserved for issuance under the ESPP, as amended by this proposal, is anticipated to be sufficient to meet the Company’s requirements for the next 12 months.
Required Vote
      The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL TWO.
Summary of the ESPP
      The essential features of the ESPP are outlined below.

Purpose
      The purpose of the ESPP is to provide employees of the Company and its majority-owned subsidiaries with an opportunity to purchase common stock of the Company at a discount through payroll deductions.

Administration
      Currently, the Board of Directors has designated the Compensation Committee to administer the ESPP. All questions of interpretation or application of the ESPP are determined in the sole discretion of the Compensation Committee or the Board of Directors, and decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the ESPP but may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to the ESPP. No member of the Board of Directors who is eligible to participate in the ESPP may be a member of any committee appointed to administer the ESPP. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Compensation Committee receive no additional compensation for their services in connection with the administration of the ESPP.

Eligibility
      Any person who is employed by the Company (or by any of its majority-owned subsidiaries designated by the Board) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP. As of the Record Date, approximately 3,578 employees were eligible to participate in the ESPP and approximately 2,711 of those were participating.

Offering Dates
      The ESPP is currently implemented by consecutive overlapping 12-month offering periods. The offering periods begin May 5 and November 15 of each year. Each offering period consists of two six-month purchase periods. The Compensation Committee has the power to alter the duration of the offering periods without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.
      Eligible employees become participants in the ESPP by delivering a subscription agreement to the Company authorizing payroll deductions. An employee who becomes eligible to participate in the ESPP after the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

Purchase Price
      The purchase price per share at which shares are purchased under the ESPP is the lower of (a) 85% of the fair market value of a share of Company common stock on the enrollment date for a 12-month offering period, or (b) 85% of the fair market value of a share of common stock on the applicable purchase date within that offering period. If shares are to be added to the ESPP at a time when the fair market value of a share of common stock is higher than it was on the enrollment date, then the Board of Directors may, at its discretion, set the purchase price for the added shares at the lesser of 85% of the fair market value of a share of common stock on the date such shares are authorized by the stockholders or 85% of the fair market value of shares on the applicable purchase date within the offering period. The fair market value of the common stock on a given date is determined by the Compensation Committee based upon the closing sales price as reported by The Wall Street Journal on such date.

Payment of Purchase Price; Payroll Deductions
      ESPP shares are purchased with funds that are accumulated through payroll deductions during the offering period. The deductions may not exceed 15% of a participant’s eligible compensation, which is defined in the ESPP to include the regular straight time salary as of each payday during the offering period, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions, but exclusive of other compensation. A participant may decrease the rate of payroll deductions at any time in whole percentage point increments (but not below 1%), and such decreases are immediately effective. Increases in the rate of payroll deductions may be made only at the start of a purchase period.
      All payroll deductions are credited to the participant’s account under the ESPP; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

Purchase of Stock; Exercise of Option
      At the beginning of each offering period, each participating employee is in effect granted an option to purchase shares of common stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the participant’s accumulated payroll deductions during the purchase period by 85% of the fair market value of the common stock at the beginning of the offering period or on the applicable purchase date, whichever is lower. However, the number of shares placed under option may not exceed 1,000 shares. Under no circumstances may an employee make aggregate purchases of stock of the Company and its majority-owned subsidiaries under the ESPP and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year. Furthermore, no employee who owns 5% or more of the total combined voting power or value of all classes of shares of Company stock or the Company’s subsidiaries’ stock, including shares that may be purchased under the ESPP or pursuant to any other options, will be permitted to purchase shares under the ESPP.

Withdrawal
      A participant may terminate his or her participation in the ESPP at any time at least 30 days prior to the purchase date by signing and delivering to the Company a notice of withdrawal from the ESPP. All of the participant’s accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the ESPP by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period. A participant’s withdrawal from the ESPP during an offering period does not have any effect upon such participant’s eligibility to participate in subsequent offering periods under the ESPP.

Termination of Employment
      Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to such participant or, in the case of death, to the person or persons designated in the subscription agreement. A participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an employee during the period in which the participant is subject to such payment in lieu of notice.

Capital Changes
      If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the stockholders of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately, unless otherwise provided by the Compensation Committee. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Compensation Committee determines, in its discretion, to accelerate the exercisability of all outstanding options under the ESPP. The Compensation Committee may also make provisions for adjusting the number of shares subject to the ESPP and the purchase price per share if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of the Company’s outstanding common stock.

Amendment and Termination of the ESPP
      The Compensation Committee may at any time amend or terminate the ESPP, except that such amendment or termination may not adversely affect an employee’s participation in an offering period for which the employee has already enrolled. An offering period may be terminated by the Compensation Committee on any purchase date if it determines that the termination of the offering period or of the ESPP is in the best interests of the Company and its stockholders. No amendment may be made to the ESPP without prior approval of the stockholders of the Company where such approval is necessary to comply with Section 423 of the Internal Revenue Code (i.e., if such amendment would increase the number of shares reserved under the ESPP or modify the eligibility requirements).
      Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Compensation Committee shall be entitled to change the duration of the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures consistent with the ESPP as the Compensation Committee determines in its sole discretion to be advisable.
      In the event the Compensation Committee determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Compensation Committee may, in its discretion, modify or amend the ESPP to reduce or eliminate such accounting consequences, including, but not limited to, altering the purchase price for any offering period, including an offering period underway at the time of the change, shortening any offering period so that the offering period ends on a new purchase date, including an offering period underway at the time, and allocating shares.

Certain United States Federal Income Tax Information
      The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.
      Upon the sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the length of time that the shares have been held. If the shares are sold or otherwise disposed of more than two years after the offering date and more than one year after the purchase date, the participant will recognize ordinary income equal to the lesser of: (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the applicable offering date. Any further gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will generally be treated as ordinary income, and any further gain or any loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. Different rules may apply with respect to participants subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.
      The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP, is not intended to be complete and does not discuss the income tax laws of any municipality, state or foreign country.
Participation in the ESPP
      Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. The following table sets forth certain information regarding shares purchased under the ESPP during the 2005 fiscal year for each of the Named Executive Officers, for all current executive officers as a group and for all other employees who participated in the ESPP as a group:
AMENDED PLAN BENEFITS
Employee Stock Purchase Plan

	Number of
	Shares	Weighed Average
	Purchased	Purchase Price
Name of Individual or Identity of Group and Position	(#)	Per Share ($)

Abhijit Y. Talwalkar	0	N/A
President and Chief Executive Officer
Wilfred J. Corrigan	0	N/A
Former Chief Executive Officer
John D’Errico	2,000	4.48
Former Executive Vice President, Storage Components
Bryon Look	2,000	4.48
Executive Vice President and Chief Financial Officer
Umesh Padval	2,000	4.48
Executive Vice President, Consumer Products Group
D. Jeffrey Richardson	0	N/A
Executive Vice President, Custom Solutions Group
Joseph M. Zelayeta	0	N/A
Executive Vice President, Corporate Initiatives
All current executive officers as a group (13 persons)	20,000	4.48
All other employees as a group(1)	3,869,585	4.49

(1)	Does not include employees participating in the International Employee Stock Purchase Plan.
Board Recommendation
      The Board of Directors recommends a vote “FOR” the approval of the Employee Stock Purchase Plan. The effect of an abstention is the same as that of a vote against the Employee Stock Purchase Plan. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.
PROPOSAL THREE
AMENDMENT TO THE INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER
General
      The International Employee Stock Purchase Plan (the “IESPP”) was adopted by the Board of Directors in 1996. A total of 300,000 shares of common stock were initially reserved for issuance thereunder. From time to time since 1996, the Board of Directors has approved amendments to the IESPP to increase the number of shares reserved for issuance and to change certain other provisions. In addition, the Company affected a two-for-one common stock split in 2000. In May 2004, the stockholders approved an amendment to increase the number of shares reserved for issuance under the IESPP by one million shares. As of the Record Date, of the 4,227,273 shares reserved for issuance under the IESPP (without giving effect to this amendment), 3,092,484 shares had been issued. The Company estimates that it will have used a substantial portion of the 1,134,789 remaining available shares by the end of the exercise period ending May 14, 2006, leaving an inadequate number of shares available for future issuance.

      The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide international employees at all levels with an opportunity for equity participation through payroll deductions in the IESPP. The IESPP is an additional incentive for foreign employees to contribute to the success of the Company. As of the Record Date, 64% of the eligible employees are participating in the IESPP.
Proposed Amendment to the IESPP
      On February 9, 2006, upon a recommendation from the Compensation Committee, the Board of Directors approved an amendment to the IESPP to increase the number of shares reserved under the IESPP by 1,000,000 to a total of 5,227,273 shares.
      The total number of shares of common stock reserved for issuance under the IESPP as of the Record Date is 4,227,273, of which 1,134,789 are available for future issuance. Management believes there may not be enough shares to meet anticipated demand, as the lower price of the Company’s stock during the past year requires a greater number of shares to satisfy enrollment requirements. Therefore, stockholder approval is sought to increase the number of shares of common stock reserved for issuance under the IESPP by 1,000,000. If the proposed amendment is approved, the total number of shares of common stock reserved for issuance under the IESPP will be 5,227,273. The number of shares of common stock reserved for issuance under the IESPP, as amended by this proposal, is anticipated to be sufficient to meet the Company’s requirements for the next 12 months.
Required Vote
      The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL THREE.
Summary of the IESPP
      The essential features of the IESPP are outlined below.

Purpose
      The purpose of the IESPP is to provide employees of the Company’s international majority-owned subsidiaries with an opportunity to purchase common stock of the Company at a discount through payroll deductions.

Administration
      Currently, the Board of Directors has designated the Compensation Committee to administer the IESPP. All questions of interpretation or application of the IESPP are determined in the sole discretion of the Compensation Committee or the Board of Directors, and decisions are final and binding upon all participants. Members of the Board of Directors and executive officers are not eligible to participate in the IESPP. No charges for administrative or other costs may be made against the payroll deductions of a participant in the IESPP. Members of the Compensation Committee receive no additional compensation for their services in connection with the administration of the IESPP.

Eligibility
      Any person who is employed by the Company’s non-U.S. or foreign subsidiaries for at least 20 hours per week and more than five months in a calendar year and who does not own five percent or more of the total combined voting power or value of all classes of stock of the Company is eligible to participate in the IESPP. As of the Record Date, approximately 616 employees were eligible to participate in the IESPP, and approximately 394 of those were participating.

Offering Dates
      The IESPP is currently implemented by consecutive overlapping 12-month offering periods. The offering periods begin May 15 and November 15 of each year. Each offering period is composed of two six-month purchase periods. The Compensation Committee has the power to alter the duration of the offering periods without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.
      Eligible employees become participants in the IESPP by delivering a subscription agreement and corresponding country addendum to the Company authorizing payroll deductions. An employee who becomes eligible to participate in the IESPP after the commencement of an offering period may not participate in the IESPP until the commencement of the next offering period.

Purchase Price
      The purchase price per share at which shares are purchased under the IESPP is the lower of (a) 85% of the fair market value of a share of Company common stock on the enrollment date for a 12-month offering period, or (b) 85% of the fair market value of a share of common stock on the applicable purchase date within that offering period. If shares are to be added to the IESPP at a time when the fair market value of a share of common stock is higher than it was on the enrollment date, then the Compensation Committee may, at its discretion, set the purchase price for the added shares at the lesser of 85% of the fair market value of a share of common stock on the date such shares are authorized by the stockholders or 85% of the fair market value of shares on the applicable purchase date within the offering period. The fair market value of the common stock on a given date is determined by the Compensation Committee based upon the closing sales price as reported by The Wall Street Journal on such date. The exchange rate used for calculating the number of shares of stock to be purchased with payroll deductions is the NYSE composite exchange rate reported by Bloomberg Financial System using the closing rate on the last Wednesday of the fiscal month ending closest to the purchase date.

Payment of Purchase Price; Payroll Deductions
      IESPP shares are purchased with funds that are accumulated through payroll deductions during the offering period. The deductions may not exceed 15% of a participant’s eligible compensation, which is defined in the IESPP to include the regular straight time salary as of each payday during the offering period, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions, but exclusive of other compensation. A participant may decrease the rate of payroll deductions at any time in whole percentage point increments (but not below 1%), and such decreases are immediately effective. Increases in the rate of payroll deductions may be made only at the start of a purchase period.
      All payroll deductions are credited to the participant’s account under the IESPP; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

Purchase of Stock; Exercise of Option
      At the beginning of each offering period, each participating employee is in effect granted an option to purchase shares of common stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the participant’s accumulated payroll deductions during the purchase period by 85% of the fair market value of the common stock at the beginning of the offering period or on the applicable purchase date, whichever is lower. However, the number of shares placed under option may not exceed 1,000 shares. Under no circumstances may an employee make aggregate purchases of stock of the Company and its majority-owned subsidiaries under the IESPP and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year. Additional limitations may apply to the number of shares of common stock that an employee of a particular country may purchase.

Withdrawal
      A participant may terminate his or her participation in the IESPP at any time at least 30 days prior to the purchase date by signing and delivering to the Company a notice of withdrawal from the IESPP. All of the participant’s accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the IESPP by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period. A participant’s withdrawal from the IESPP during an offering period does not have any effect upon such participant’s eligibility to participate in subsequent offering periods under the IESPP.

Termination of Employment
      Termination of a participant’s employment for any reason, or reduction of the number of hours worked per week to below 20 hours cancels his or her participation in the IESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to such participant.
      Employees may continue to participate in the IESPP during a leave of absence that is approved by the Company subsidiary. Unless an employee received regular straight time pay during a leave of absence, he or she will not make contributions to the IESPP during the leave. Contributions made to the IESPP prior to an approved leave of absence will be used to purchase stock at the end of the purchase period and payroll deductions will resume at the time the employee returns to active status.
      The transfer of an employee from one Company subsidiary to another subsidiary or to the parent shall not alone be considered a break in the continuous status as a regular employee. In the event of such a transfer, the participation in the IESPP would be subject to the new country addendum applicable to the new Company subsidiary or to the terms of the Company’s ESPP if the employee transfers to the parent Company.

Capital Changes
      If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the stockholders of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately, unless otherwise provided by the Compensation Committee. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Compensation Committee determines, in its discretion, to accelerate the exercisability of all outstanding options under the IESPP. The Compensation Committee may also make provisions for adjusting the number of shares subject to the IESPP and the purchase price per share if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of the Company’s outstanding common stock.

Amendment and Termination of the IESPP
      The Compensation Committee may amend or terminate the IESPP or any particular country addendum at any time, or withdraw a Company subsidiary from the IESPP, except that such amendment or termination may not adversely affect an employee’s participation in an offering period for which the employee has already enrolled. Without regard to whether any participant rights may be considered to have been adversely affected, the Compensation Committee shall be entitled to change the offering periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays to mistakes in the processing or properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Company common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures as the Compensation Committee determines in its sole discretion advisable that are consistent with the IESPP.

Third Party Fiduciaries
      Certain countries may prohibit employees from directly owning Company common stock purchased on their behalf under the IESPP. If local law so requires or if the Compensation Committee determines that distribution of proceeds could not be accomplished without undue liability or expense to either the Company or the Company subsidiary, the Company subsidiary may provide for maintenance of accounts with a third party fiduciary for the benefit of those employees.

Certain Tax Information
      Depending on the tax rules of the foreign jurisdictions in which participants of the IESPP reside, there may be ordinary income to the participants at the time of their purchase of common stock under the IESPP. If the participant recognizes ordinary income in connection with his or her purchase of common stock under the IESPP, the Company or its subsidiary operating in the applicable foreign jurisdiction will generally be entitled to a deduction in the same amount at the time such ordinary income is recognized. The foregoing is only a general summary of the effect of income taxation upon the Company with respect to the purchase of shares under the IESPP, and does not discuss the income tax laws of any municipality, state or foreign country.
Participation in the IESPP
      Participation in the IESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the IESPP are not determinable. Non-employee directors are not eligible to participate in the IESPP. No Named Executive Officers or other executive officers participated in the IESPP in the fiscal year 2005. Employees eligible to purchase shares in the IESPP purchased an aggregate 430,391 shares in 2005, which had a net dollar value of $1,066,209 (which is the market value of the shares on the date of purchase, minus the purchase price under the IESPP).
Board Recommendation
      The Board of Directors recommends a vote “FOR” the approval of the International Employee Stock Purchase Plan. The effect of an abstention is the same as that of a vote against the International Employee Stock Purchase Plan. Unless you indicate otherwise, your proxy will vote “FOR” the proposal.

EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plan Information
As of December 31, 2005

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted-average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by security holders(1)	33,346,241	$14.24	49,467,728
Equity compensation plans not approved by security holders(2)	39,647,411	$11.55	14,400,734

Total	72,993,652	$12.78	63,868,462

(1)	Equity compensation plans approved by security holders are the following:

(i)	The ESPP, under which rights are granted to LSI Logic employees in the United States to purchase shares of common stock at 85% of the lesser of the fair market value of such shares at the beginning of a 12-month offering period or the end of each six-month purchase period within such an offering period. There are 10,906,846 shares remaining available for future issuance under this plan. The ESPP includes an annual replenishment calculated at 1.15% of the Company’s common stock issued and outstanding at the fiscal year end less the number of shares available for future grants under the ESPP. No shares have been added to the ESPP from the annual replenishment since January 2001. For a more detailed description, see “Proposal Two — Amendment to the Employee Stock Purchase Plan to Increase the Number of Shares Reserved for Issuance Thereunder.”

(ii)	The 2003 Equity Incentive Plan was approved by stockholders in May 2003. Under this plan, the Company may grant stock options or restricted stock to employees, officers and consultants. There are 6,154,516 shares remaining available for future issuance under this plan, including 2,375,185 shares reserved for restricted stock awards that have been granted, but will not be issued until the awards have vested. Stock options will have an exercise price that is no less than the fair market value of the stock on the date of grant. The term of each option or restricted stock award is determined by the Board of Directors and, for option grants on or after February 12, 2004, will generally be seven years. Options generally vest in annual increments of 25% per year commencing one year from the date of grant. Restricted stock awards may be granted with the vesting requirements determined by the Board of Directors.

(iii)	Under the 1991 Equity Incentive Plan, the Company may grant stock options to employees, officers and consultants, with an exercise price that is no less than the fair market value of the stock on the date of grant. The term of each option is determined by the Board of Directors and has generally been ten years. For options granted on or after February 12, 2004, the term of the options will generally be seven years. Options generally vest in annual increments of 25% per year commencing one year from the date of grant. With respect to shares previously approved by stockholders, no incentive stock options may be granted under this plan after March 2001.

(iv)	Under the Amended 1995 Director Option Plan, new directors receive an initial grant of 30,000 options to purchase shares of common stock and directors receive subsequent automatic grants of 30,000 options to purchase shares of common stock each year thereafter. The initial grants vest in annual increments of 25% per year, commencing one year from the date of grant. Subsequent option grants become exercisable in full six months after the grant date. The term of each option is ten years. The exercise price of the options granted is equal to the fair market value of the stock on the date of grant.

(2)	Equity compensation plans not previously approved by security holders are the following:

(i)	An aggregate of 5,678,908 options with a weighted-average exercise price of $11.81 per share are outstanding that were assumed in acquisitions. No further options may be granted under these assumed plans.

(ii)	A total of 316,042 shares of common stock were reserved under the 2001 Supplemental Stock Issuance Plan, of which 14,830 shares remain available for future issuance. Shares of common stock may be issued under this plan pursuant to share right awards, which entitle the recipients to receive those shares upon the satisfaction of the following service requirements: 20% of the shares subject to an award will be issued upon completion of three months of continuous service measured from the award date, an additional 30% of the shares will be issued upon completion of 12 months of continuous service measured from the award date and the remaining 50% of the shares will be issued upon completion of 24 months of continuous service measured from the award date.

(iii)	Under the 1999 Nonstatutory Stock Option Plan, the Company may grant stock options to its employees, excluding officers, with an exercise price that is no less than the fair market value of the stock on the date of grant. The term of each option is determined by the Board of Directors and has generally been ten years. For options granted on or after February 12, 2004, the term of the options will be seven years. Options generally vest in annual increments of 25% per year commencing one year from the date of grant.

(iv)	Under the IESPP, rights are granted to LSI Logic employees (excluding executive officers) outside of the United States to purchase shares of common stock at 85% of the lesser of the fair market value of such shares at the beginning of a 12-month offering period or the end of each six-month purchase period within such an offering period. There are 1,134,789 shares remaining available for future issuance under this plan, of which 1,000,000 shares were added to the plan by stockholder approval in 2004. For a more detailed description, see “Proposal Three — Amendment to the International Employee Stock Purchase Plan to Increase the Number of Shares Reserved for Issuance Thereunder.”

(v)	Effective May 23, 2005, Mr. Talwalkar was granted nonstatutory stock options to purchase 500,000 shares of Company common stock pursuant to a non-shareholder approved arrangement. For a more detailed description, see “Executive Compensation — Change-in-Control and Employment Agreements — CEO Employment Agreements.”
PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for its 2006 fiscal year and recommends that the stockholders vote for the ratification of such appointment. If there is a negative vote on such ratification, the Audit Committee will reconsider its selection, but the Audit Committee has the ultimate authority to retain and terminate auditors. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company’s consolidated financial statements since the fiscal year ended December 31, 1981. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Required Vote
      The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL FOUR.
Board Recommendation
      The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2006 fiscal year. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.

EXECUTIVE COMPENSATION
Summary of Compensation
      The following table shows, as to (i) the Chief Executive Officer, (ii) each of the four other most highly compensated executive officers who were serving as such at fiscal year end and whose salary plus bonus exceeded $100,000 during fiscal year ended December 31, 2005, (iii) the former Chief Executive Officer, and (iv) one former executive officer (all persons listed in the table are collectively referred to as the “Named Executive Officers”), information concerning all reportable compensation awarded to, earned by or paid to each for services to the Company in all capacities during 2005, as well as such compensation for each such individual for the previous two fiscal years (if such person was an executive officer during any part of such previous fiscal year).

								Long-Term Compensation
								Awards(9)

		Annual Compensation						Restricted		Securities
								Stock		Underlying	All Other
						Other Annual		Awards		Options	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Compensation ($)		($)		(#)	($)(17)

Wilfred J. Corrigan(1)	2005	491,136	(4)	0		N/A		0		0	5,225,140	(18)
Chairman and Former Chief	2004	860,018		0		N/A		0		0	8,576
Executive Officer	2003	860,018		500,000		N/A		0		1,000,000	8,476
Abhijit Y. Talwalkar(2)	2005	462,621		1,000,000	(5)	40,563	(7)	3,065,000	(10)	4,000,000	861
President and Chief Executive Officer
John D’Errico	2005	511,351		0		N/A		0		200,000	8,203
Former Executive Vice	2004	359,238		0		N/A		270,000	(11)	150,000	7,567
President, Storage	2003	340,018		130,000		N/A		0		200,000	7,103
Components
Bryon Look	2005	395,929		170,000		N/A		0		150,000	8,186
Executive Vice President	2004	369,242		0		N/A		180,000	(12)	200,000	8,556
and Chief Financial Officer	2003	350,002		150,000		N/A		0		250,000	7,195
Umesh Padval	2005	347,398		150,000		N/A		576,800	(13)	400,000	8,157
Executive Vice President	2004	311,914		0		N/A		135,000	(14)	100,000	8,399
Consumer Products Group	2003	290,262		60,000		N/A		0		50,000	6,622
D. Jeffrey Richardson(3)	2005	207,695		350,000	(6)	N/A		778,000	(15)	500,000	738
Executive Vice President, Custom Solutions Group
Joseph Zelayeta	2005	383,637		130,000		59,612	(8)	0		200,000	8,108
Executive Vice President	2004	415,002		0		88,159		270,000	(16)	200,000	8,576
ASIC Technology and	2003	415,002		130,000		N/A		0		100,000	7,631
Methodology

(1)	In May 2005, Mr. Corrigan’s status as an employee of the Company ceased.

(2)	Mr. Talwalkar joined the Company in May 2005.

(3)	Mr. Richardson joined the Company in June 2005.

(4)	This amount includes $123,975 in payout for vacation accrued but not taken as of May 2005.

(5)	This amount includes a $500,000 signing bonus. This amount also includes $500,000, which represents the pro-rated portion of Mr. Talwalkar’s guaranteed cash bonus attributable to the year 2005.

(6)	This amount includes a $100,000 signing bonus.

(7)	This amount reflects $7,000 in an automobile allowance, $21,665 associated with a housing allowance and limited living expenses and $11,898 as an incremental amount of income tax gross-up to cover the housing allowance and limited living expenses.

(8)	Beginning in 2004 through August 2005, in connection with assuming different executive responsibilities, Mr. Zelayeta’s primary place of employment was changed from Gresham, Oregon to the

Company’s headquarters in Milpitas, California. For 2005, the amount in the column reflects $8,800 in an automobile allowance, $20,790 in payments for an apartment located in California that was leased in the Company’s name and that was used exclusively by Mr. Zelayeta, $12,009 in airfare, car rental and airport parking fees, and $18,013 as an incremental amount of income tax gross-up to cover the apartment rental and commuting fees.

(9)	The Company has not granted any stock appreciation rights or long-term incentive plan awards to executive officers.

(10)	Represents the value of shares subject to restricted stock units, under which the named executive has the right to receive, subject to vesting, 500,000 shares of common stock, as of the grant date. The material terms of the restricted stock unit awards, which were granted under the 2003 Equity Incentive Plan (“EIP”), are as follows: (a) the price of the restricted stock units is the fair market value of the common stock as of the date of grant (which was $6.13 per share on May 23, 2005); (b) the restricted stock units are scheduled to vest at a rate of 1/3 on each anniversary of the grant over three years; (c) in its discretion, the Board of Directors, or a committee of the Board administering the EIP may accelerate the vesting of the balance, or some lesser portion of the balance of the restricted stock units at any time, subject to the terms of the EIP; and (d) upon vesting, the Company withholds shares having a fair market value equal to the applicable tax withholding amount. The value of the restricted stock award units as of December 31, 2005, was $4,000,000. The fair market value of the stock on December 30, 2005 (which was the last business day of 2005), was $8.00 per share. The restricted stock award units are entitled to dividends or other adjustments or distributions under the EIP. Such dividends and distributions shall be deemed reinvested in stock units.

(11)	Represents the value of shares subject to restricted stock units, under which the named executive has the right to receive, subject to vesting, 60,000 shares of common stock, as of the grant date. The material terms of the restricted stock unit awards, which were granted under the EIP, are as follows: (a) the price of the restricted stock units is the fair market value of the common stock as of the date of grant (which was $4.50 on August 12, 2004); (b) the restricted stock units vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) in its discretion, the Board of Directors, or a committee of the Board administering the EIP may accelerate the vesting of the balance, or some lesser portion of the balance of the restricted stock units at any time, subject to the terms of the EIP; and (d) upon vesting, the Company withholds shares having a fair market value equal to the applicable tax withholding amount. The value of the restricted stock award units as of December 31, 2005, was $360,000. The fair market value of the stock on December 30, 2005 (which was the last business day of 2005), was $8.00 per share. The restricted stock award units are entitled to dividends or other adjustments or distributions under the EIP. Such dividends and distributions shall be deemed reinvested in stock units.

(12)	Represents the value of shares subject to restricted stock units, under which the named executive has the right to receive, subject to vesting, 40,000 shares of common stock, as of the grant date. The material terms of the restricted stock unit awards, which were granted under the EIP, are as follows: (a) the price of the restricted stock units is the fair market value of the common stock as of the date of grant (which was $4.50 on August 12, 2004); (b) the restricted stock units vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) in its discretion, the Board of Directors, or a committee of the Board administering the EIP may accelerate the vesting of the balance, or some lesser portion of the balance of the restricted stock units at any time, subject to the terms of the EIP; and (d) upon vesting, the Company withholds shares having a fair market value equal to the applicable tax withholding amount. The value of the restricted stock award units as of December 31, 2005, was $240,000. The fair market value of the stock on December 30, 2005 (which was the last business day of 2005), was $8.00 per share. The restricted stock award units are entitled to dividends or other adjustments or distributions under the EIP. Such dividends and distributions shall be deemed reinvested in stock units.

(13)	Represents the value of shares subject to restricted stock units, under which the named executive has the right to receive, subject to vesting, 80,000 shares of common stock, as of the grant date. The material terms of the restricted stock unit awards, which were granted under the EIP, are as follows: (a) the price of the restricted stock units is the fair market value of the common stock as of the date of grant for 30,000 shares (which was $6.26 on February 20, 2005), and for 50,000 shares (which was $7.78 on June 20, 2005); (b) the restricted stock units vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) in its discretion, the Board of Directors, or a committee of the Board administering the EIP may accelerate the vesting of the balance, or some lesser portion of the balance of the restricted stock units at any time, subject to the terms of the EIP; and (d) upon vesting, the Company withholds shares having a fair market value equal to the applicable tax withholding amount. The value of the restricted stock award units as of December 31, 2005, was $640,000. The fair market value of the stock on December 30, 2005 (which was the last business day of 2005), was $8 per share. The restricted stock award units are entitled to dividends or other adjustments or distributions under the EIP. Such dividends and distributions shall be deemed reinvested in stock units.

(14)	Represents the value of shares subject to restricted stock units, under which the named executive has the right to receive, subject to vesting, 30,000 shares of common stock, as of the grant date. The material terms of the restricted stock unit awards, which were granted under the EIP, are as follows: (a) the price of the restricted stock units is the fair market value of the common stock as of the grant date (which was $4.50 on August 12, 2004); (b) the restricted stock units vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) in its discretion, the Board of Directors, or a committee of the Board administering the EIP may accelerate the vesting of the balance, or some lesser portion of the balance of the restricted stock units at any time, subject to the terms of the EIP; and (d) upon vesting, the Company withholds shares having a fair market value equal to the applicable tax withholding amount. The value of the restricted stock award units as of December 31, 2005, was $180,000. The fair market value of the stock on December 30, 2005 (which was the last business day of 2005), was $8.00 per share. The restricted stock award units are entitled to dividends or other adjustments or distributions under the EIP. Such dividends and distributions shall be deemed reinvested in stock units.

(15)	Represents the value of shares subject to restricted stock units, under which the named executive has the right to receive, subject to vesting, 100,000 shares of common stock, as of the grant date. The material terms of the restricted stock unit awards, which were granted under the EIP, are as follows: (a) the price of the restricted stock units is the fair market value of the common stock as of the grant date (which was $7.78 on June 20, 2005); (b) the restricted stock units vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) in its discretion, the Board of Directors, or a committee of the Board administering the EIP may accelerate the vesting of the balance, or some lesser portion of the balance of the restricted stock units at any time, subject to the terms of the EIP; and (d) upon vesting, the Company withholds shares having a fair market value equal to the applicable tax withholding amount. The value of the restricted stock award units as of December 30, 2005, was $800,000. The fair market value of the stock on December 30, 2005 (which was the last business day of 2005), was $8.00 per share. The restricted stock award units are entitled to dividends or other adjustments or distributions under the EIP. Such dividends and distributions shall be deemed reinvested in stock units.

(16)	Represents the value of shares subject to restricted stock units, under which the named executive has the right to receive, subject to vesting, 60,000 shares of common stock, as of the grant date. The material terms of the restricted stock unit awards, which were granted under the EIP, are as follows: (a) the price of the restricted stock units is the fair market value of the common stock as of the date of grant was $4.50 on August 12, 2004; (c) the restricted stock units vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (d) in its discretion, the Board of Directors, or a committee of the Board administering the EIP may accelerate the vesting of the balance, or some lesser portion of the balance of the restricted stock units at any time, subject to the terms of the EIP; and (e) upon vesting, the Company withholds shares having a fair market value equal to the applicable tax withholding amount. The value of the restricted stock award units as of December 31, 2005, was $360,000. The fair market value of the stock on December 30, 2005 (which was the last business day of

2005), was $8.00 per share. The restricted stock award units are entitled to dividends or other adjustments or distributions under the EIP. Such dividends and distributions shall be deemed reinvested in stock units.

(17)	Except for Mr. Corrigan, these amounts represent group life insurance and accidental death and dismemberment (“AD&D”) insurance premiums and 401(k) plan Company contributions. In 2005, the Company contributed the following: for Mr. Talwalkar, $735 for life insurance premiums and $126 for AD&D insurance premiums; for Mr. D’Errico, $1,260 for life insurance premiums, $216 for AD&D insurance premiums and $6,727 for matching contributions to the 401(k) plan; for Mr. Look, $1,260 for life insurance premiums, $216 for AD&D insurance premiums and $6,710 for matching contributions to the 401(k) plan; for Mr. Padval, $1,176 for life insurance premiums, $202 for AD&D insurance premiums and $6,779 for matching contributions to the 401(k) plan; for Mr. Richardson, $630 for life insurance premiums and $108 for AD&D insurance premiums; for Mr. Zelayeta, $1,260 for life insurance premiums, $216 for AD&D insurance premiums and $6,632 for matching contributions to the 401(k) plan.

(18)	For Mr. Corrigan, this amount reflects the following: $525 for life insurance premiums, $216 for AD&D insurance premiums and $5,861 for the Company’s matching contributions to the 401(k) plan. In addition to the Company contributions set forth above, the amounts for Mr. Corrigan also consist of $5,218,800 related to the cessation of Mr. Corrigan’s status as an employee of the Company, pursuant to his employment agreement, and consists of the following: $2,580,000 for 36 months base salary, $2,580,000 for 300% of target bonus for 2005, $56,800 as the cost to maintain Mr. Corrigan’s health, dental and vision benefits for 24 months commencing from June 2005, and $2,000 as the cost to maintain Mr. Corrigan’s life insurance benefits for 18 months commencing from June 2005.

Change-in-Control and Employment Agreements
      In November 2003, and periodically thereafter, the Company entered into change-in-control severance agreements with the Company’s executive officers, except Mr. Corrigan and Mr. Talwalkar, to help ensure the continued services of management to the Company. Mr. Corrigan’s and Mr. Talwalkar’s employment agreements are discussed in this proxy statement in the section entitled “CEO Employment Agreements,” below.
      For purposes of the change-in-control agreements made with the Named Executive Officers, a change in control of the Company is deemed to have occurred in the event of (1) the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (2) the approval by the stockholders of the Company, or if stockholder approval is not required, by the Board of Directors, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; (3) any person becoming the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or (4) a change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are incumbent directors.
      Under the change-in-control agreements, if the executive officer’s employment is terminated involuntarily at any time within 12 months after a change in control, the executive officer will receive a lump sum payment equal to the sum of two years’ base salary plus 200% of the executive officer’s target bonus for the year in which the change in control occurs, and continued health-care benefits during the two years following the termination. In addition, the vesting and exercisability of all unexpired options, unvested restricted stock and any other unexpired equity-based compensation awards that were granted at least six months prior to the change in control shall be automatically accelerated and fully vested and exercisable at the date of the involuntary termination. An additional payment will be made to an executive officer in order to offset the effect of any excise taxes on payments made to the executive officer under the change-in-control agreement, if applicable. These agreements shall terminate in November 2008, unless a change of control occurs, in which case the agreements shall terminate upon the date that all obligations of the parties have been satisfied.

CEO Employment Agreements

Wilfred J. Corrigan Employment Agreement
      In September 2001, the Company entered into an employment agreement (the “Agreement”) with Wilfred J. Corrigan, the Company’s Chairman of the Board and Chief Executive Officer (“CEO”). The Agreement provided for Mr. Corrigan to continue to serve as CEO and Chairman of the Company’s Board of Directors, and further provided for an annual base salary as determined by the Board and an annual bonus based on performance goals determined by the Compensation Committee of the Board.
      If the Company terminated Mr. Corrigan’s employment other than for cause, or his employment terminated as a result of death or disability, Mr. Corrigan would receive 36 months base salary, 300% of his target bonus for the year in which termination occurred, 24 months of health, dental and vision benefits, 18 months of life insurance benefits and vesting of unexpired options granted in November 1999, April 2001 and after September 2001. With respect to each such option, Mr. Corrigan would have the full term of each option to exercise the vested part of the option. An additional payment would be made to Mr. Corrigan in order to offset the effect of any excise taxes on payments made to him under the Agreement, if applicable. If Mr. Corrigan voluntarily terminated his employment as CEO for any reason other than death or disability and the Company did not ask him to remain as the employee Chairman of the Board, Mr. Corrigan would receive all of the payments and benefits described above. If Mr. Corrigan voluntarily resigned for any reason other than death or disability and the Company asked Mr. Corrigan to remain as the employee Chairman of the Board and he agreed to do so, Mr. Corrigan would receive the payments and benefits described above, except for the accelerated option vesting. Instead, unexpired options from grants after September 2001 and from the two option grants made in November 1999 and April 2001, respectively, would be converted to a monthly vesting schedule such that all such options will vest within 36 months of the resignation date. If Mr. Corrigan was terminated for cause or if he voluntarily resigned and did not remain as the employee Chairman of the Board following a Company request to do so, he would not receive any of the payments or benefits described above and instead, would receive only salary and other benefits that accrued prior to his termination of employment or as may be required by law.
      On May 23, 2005, Mr. Corrigan’s status as an employee of the Company ceased and he became the non-employee Chairman of the Board of Directors. For a description of the payments made to Mr. Corrigan in connection with this event, refer to “Executive Compensation — Summary of Compensation.” In addition, on June 13, 2005, certain stock option agreements related to prior stock option grants to Mr. Corrigan as set forth in the Agreement were modified. Accordingly, Mr. Corrigan’s fully vested nonstatutory stock option to purchase 600,000 shares of Company common stock (granted on August 15, 1997) and his fully vested nonstatutory stock option to purchase 1,000,000 shares of Company common stock (granted on November 20, 1998) were each modified to extend the exercise period for such options through the term of each such option (a period of 10 years from the grant date with respect to each stock option).

Abhijit Y. Talwalkar Employment Agreement
      On May 23, 2005, Mr. Abhijit Y. Talwalkar joined the Company as President and Chief Executive Officer and entered into an employment agreement with the Company (the “Talwalkar Agreement”). The Talwalkar Agreement provided the following:
      Term of Talwalkar Agreement. The Talwalkar Agreement has an initial term of two (2) years. The Talwalkar Agreement provides that the initial term will be automatically extended each year for an additional one (1) year term unless the other party provides written notice of non-renewal at least 120 days prior to the date of automatic renewal that it is electing not to extend the term. The Talwalkar Agreement may be terminated at any time by either party with or without cause.
      Salary. The Talwalkar Agreement set Mr. Talwalkar’s annual salary at $800,000, effective as of May 23, 2005 (the “Effective Date”). In addition, Mr. Talwalkar would receive a signing bonus of $500,000 within 30 days of the Effective Date.

      Annual Incentive. The Talwalkar Agreement provides that Mr. Talwalkar will be eligible to receive annual cash incentives payable for the achievement of performance goals to be established by the Board of Directors or a committee of the Board of Directors. Mr. Talwalkar’s annual incentive will be at least 100% of his base salary and 100% of target will be guaranteed for his first year of employment.
      Equity Incentives. Mr. Talwalkar was granted nonstatutory stock options to purchase 1,500,000 shares of Company common stock under the Company’s 1991 Equity Incentive Plan at an exercise price equal to the closing price per share on the New York Stock Exchange (“NYSE”) for the common stock of the Company on the Effective Date. The shares subject to such option will be scheduled to vest at a rate of 25% on each anniversary of the grant over four years assuming Mr. Talwalkar’s continued employment with the Company on each scheduled vesting date.
      Mr. Talwalkar was also granted nonstatutory stock options to purchase 500,000 shares of Company common stock pursuant to a non-shareholder approved arrangement at an exercise price equal to $6.13 per share, which was the closing price per share on the NYSE for the common stock of the Company on the Effective Date. Subject to the provisions of the Talwalkar Agreement, the terms and conditions of this grant are materially similar to those of the grant made under the Company’s 1991 Equity Incentive Plan and will be scheduled to vest at a rate of 25% on each anniversary of the grant over four years assuming Mr. Talwalkar’s continued employment with the Company on each scheduled vesting date.
      In addition, Mr. Talwalkar was permitted to purchase 500,000 restricted stock units under the Company’s 2003 Equity Incentive Plan. The restricted stock units will be scheduled to vest at a rate of 1/3 on each anniversary of the grant over three years assuming Mr. Talwalkar’s continued employment with the Company on each scheduled vesting date. Any portion of this grant that becomes vested will be settled in shares of Company common stock promptly after vesting.
      Within 15 days after the Effective Date, Mr. Talwalkar was granted nonstatutory stock options to purchase 2,000,000 shares of Company common stock under the Company’s 2003 Equity Incentive Plan at an exercise price equal to the closing price per share on the NYSE for the common stock of the Company on the date of grant (the “Additional Option”). The Additional option was granted on June 1, 2005, at an exercise price of $7.38 per share. The shares subject to such option are scheduled to vest based on Mr. Talwalkar attaining certain performance criteria determined by the Compensation Committee of the Board of Directors. Meeting such criteria annually would results in accelerated vesting over three years, at one-third of the total shares underlying the options each year, subject to Mr. Talwalkar’s continued employment on each scheduled vesting date. Vesting each year requires that the Company meet certain metrics for both revenue and operating profit. Cumulative metrics for both revenue and operating profit must first be met before any test of current year metrics and determination of vesting for that year’s option shares can occur. If the metrics for both revenue and operating profit are not met for a particular year, but the cumulative metrics are met in a following year, the prior years’ unvested option shares shall vest. The shares subject to such options are scheduled to fully vest six years after the date of grant, whether or not the performance goals are met and subject to Mr. Talwalkar’s continued employment with the Company on each scheduled vesting date.
      Relocation Benefits. The Company will maintain an office for Mr. Talwalkar in both Gresham, Oregon and Milpitas, California. During the first three months from the Effective Date, the Company will reimburse Mr. Talwalkar for all reasonable and actual costs associated with leasing a furnished apartment. In addition, during the first two years from the Effective Date, the Company will provide Mr. Talwalkar with a $5,000 per month housing allowance; and if Mr. Talwalkar sells his home located in the state of Oregon and purchases a new home in the San Jose, California area (or any other location in proximity to the Company’s then corporate headquarters) within the first two years from the Effective Date, the Company will reimburse Mr. Talwalkar for his reasonable and documented closing costs (including the reasonable cost of a broker’s commission) associated with such sale and/or purchase provided that Mr. Talwalkar complies with the Company’s then existing relocation policy, if applicable, and provided that Mr. Talwalkar uses a third party reasonably satisfactory to the Company to handle such sale.
      Severance. In the event that the Company terminates Mr. Talwalkar’s employment without cause or Mr. Talwalkar resigns for good reason, and such termination is not in connection with a change of control,

Mr. Talwalkar will receive continued payment of base salary and health benefits for 18 months; payments in an amount equal to 150% of Mr. Talwalkar’s target bonus for the year in which the termination occurs; and 18 months accelerated vesting with respect to Mr. Talwalkar’s then outstanding, unvested equity awards with any such awards that have annual time-based installment vesting instead deemed to vest (for this purpose only) in monthly installments at the same overall rate and with such vesting acceleration to be measured beginning from the day immediately following the immediately preceding annual vesting date (notwithstanding the foregoing, the number of shares subject to the Additional Option that will vest will equal 25% of the total number of shares subject to the Additional Option less the number of shares that actually vest prior to the termination date) and with a post-termination exercise period equal to the earlier of (a) 12 months from the date of termination or (b) the applicable scheduled expiration date of such award as set forth in the award agreement.
      In the event that the Company terminates Mr. Talwalkar’s employment without cause or Mr. Talwalkar resigns for good reason, and such termination is in connection with a change of control, Mr. Talwalkar will receive continued payment of Mr. Talwalkar’s base salary and health benefits for 24 months; the current year’s target incentive compensation pro-rated to the date of termination, with such pro-rated amount to be calculated by multiplying the current year’s target incentive compensation by a fraction with a numerator equal to the number of days between the start of the current calendar year and the date of termination and a denominator equal to 365; continued payments in an amount equal to 200% of Mr. Talwalkar’s target bonus for the year in which the termination occurs; and full accelerated vesting with respect to Mr. Talwalkar’s then outstanding unvested equity awards with post-term exercise period equal to the earlier of (a) 12 months from the date of termination or (b) the applicable scheduled expiration date of such award as set forth in the award agreement.
      For purposes of the Talwalkar Agreement, the following terms are defined as follows:
      Cause will mean:

(i) Mr. Talwalkar’s willful and continued failure to perform the duties and responsibilities of his position and there has been delivered to Mr. Talwalkar a written demand for performance from the Board that describes the basis for the Board’s belief that Mr. Talwalkar has not substantially performed his duties and provides Mr. Talwalkar with 30 days to take corrective action;

(ii) Any act of personal dishonesty taken by Mr. Talwalkar in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in substantial personal enrichment of Mr. Talwalkar;

(iii) Mr. Talwalkar’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; or

(iv) A breach of any fiduciary duty owed to the Company by Mr. Talwalkar that has a material detrimental effect on the Company’s reputation or business.
      Change of Control will mean the occurrence of any of the following events:

(i) The consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(ii) The approval by stockholders of the Company, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rules 13d-3 under said Act),

directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or

(iv) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (a) are directors of the Company as of the date hereof, or (b) are elected or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii), or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

      For purposes of the Talwalkar Agreement, Good Reason shall mean the occurrence of any of the following without Mr. Talwalkar’s express written consent:

(i) A significant reduction of Mr. Talwalkar’s duties, position, or responsibilities, relative to Mr. Talwalkar’s duties, position, or responsibilities in effect immediately prior to such reduction;

(ii) A substantial reduction by the Company, without good business reasons, of the facilities and perquisites (including office space and location) available to Mr. Talwalkar immediately prior to such reduction;

(iii) A material reduction in the kind or level of employee benefits to which Mr. Talwalkar is entitled to immediately prior to such reduction with the result that Mr. Talwalkar’s overall benefits package is significantly reduced other than pursuant to a one-time reduction that is also applied to substantially all other executive officers of the Company and that reduces the level of employee benefits by a percentage reduction that is no greater than 10%;

(iv) A reduction in Mr. Talwalkar’s base salary or annual cash incentive in effect immediately prior to such reduction other than pursuant to a one-time reduction that is also applied to substantially all other executive officers of the Company and which one-time reduction reduces the base salary and/or annual cash incentive by a percentage reduction that is no greater than 10%;

(v) The relocation of Mr. Talwalkar to a facility or location more than 25 miles from his current place of employment; or

(vi) The failure of the Company to obtain the assumption of the Talwalkar Agreement by a successor.
      The severance payments, continued benefits and accelerated vesting will be subject to Mr. Talwalkar entering into (and not subsequently revoking): (1) a separation agreement and release of claims in a form satisfactory to the Company; (2) a non-compete and non-solicitation agreement that would be in effect during the period in which Mr. Talwalkar receives continuing salary from the Company; and (3) a non-disparagement agreement that would be in effect during the period in which Mr. Talwalkar receives continuing salary from the Company.
Stock Option Grants and Exercises
      The following tables set forth information with respect to the stock options granted to the Named Executive Officers under the Company’s stock option plans during the fiscal year ended December 31, 2005, the options exercised by such Named Executive Officers during such fiscal year and the options held by the Named Executive Officers at December 31, 2005.
      The Option Grants Table sets forth hypothetical gains or “option spreads” for the options at the end of their respective terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of 5% or 10% from the date the option was granted to the end of the option term and does not represent the Company’s projection of future stock price performance. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s common stock and overall market conditions.

OPTION GRANTS IN LAST FISCAL YEAR(1)

	Individual Grants

	Number of					Potential Realizable Value
	Securities		Percent of			at Assumed Annual Rates
	Underlying		Total Options			of Stock Price Appreciation
	Options		Granted to	Exercise		for Option Term(6)
	Granted		Employees in	Price	Expiration
Name	(#)(2)		Fiscal Year(5)	($/share)	Date	5% ($)	10% ($)

Wilfred J. Corrigan	0		N/A	N/A	N/A	N/A	N/A
Abhijit Y. Talwalkar	1,500,000		10.8	6.13	5/23/2012	3,743,288	8,723,454
	500,000	(3)	3.6	6.13	5/23/2012	1,247,763	2,907,818
	2,000,000	(4)	14.4	7.38	6/1/2012	6,008,802	14,003,064
John D’Errico	200,000		1.4	6.23	2/10/2012	507,247	1,182,102
Bryon Look	150,000		1.1	6.23	2/10/2012	380,435	886,576
Umesh Padval	200,000		1.4	6.23	2/10/2012	507,247	1,182,102
	200,000		1.4	7.38	6/1/2012	600,880	1,400,306
D. Jeffrey Richardson	500,000		3.6	7.94	6/13/2012	1,616,189	3,766,407
Joseph M. Zelayeta	200,000		1.4	6.23	2/10/2012	507,247	1,182,102

(1)	The Company has not granted any stock appreciation rights.

(2)	Except as set forth below for certain additional options granted to Mr. Talwalkar, the options shown in the column were nonstatutory stock options granted under the 1991 Equity Incentive Plan. The material terms of the options are as follows: (a) the exercise price of the options is the fair market value of the common stock as of the date of grant; (b) the options vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) to the extent unexercised, the options lapse after seven years; and (d) the options are non-transferable and are only exercisable during the period of employment of the optionee (or within 90 days following termination of employment), subject to limited exceptions in the cases of certain terminations, death or permanent disability of the optionee. These options are subject to acceleration of exercisability in certain events. See “Change-in-Control and Employment Agreements” above.

(3)	Mr. Talwalkar was granted nonstatutory stock options to purchase 500,000 shares of Company common stock pursuant to a non-shareholder approved arrangement at an exercise price equal to the closing price per share on the NYSE for the common stock of the Company on the grant date. Subject to the provisions of the Talwalkar Agreement, the terms and conditions of this grant are materially similar to those of the grant made under the Company’s 1991 Equity Incentive Plan and will be scheduled to vest at a rate of 25% on each anniversary of the grant over four years assuming Mr. Talwalkar’s continued employment with the Company on each scheduled vesting date.

(4)	Mr. Talwalkar was granted nonstatutory stock options to purchase 2,000,000 shares of the Company common stock under the 2003 Equity Incentive Plan. The shares subject to such option are scheduled to vest based on Mr. Talwalkar attaining certain performance criteria determined by the Compensation Committee of the Board of Directors. Meeting such criteria annually would results in accelerated vesting over three years, at one-third of the total shares underlying the option each year, subject to Mr. Talwalkar’s continued employment on each scheduled vesting date. Vesting each year requires that the Company meet certain metrics for both revenue and operating profit. Cumulative metrics for both revenue and operating profit must first be met before any test of current year metrics and determination of vesting for that year’s option shares can occur. If the metrics for both revenue and operating profit are not met for a particular year, but the cumulative metrics are met in a following year, the prior years’ unvested option shares shall vest. The shares subject to such option are scheduled to fully vest six years after the date of grant, whether or not the performance goals are met and subject to Mr. Talwalkar’s continued employment with the Company on each scheduled vesting date.

(5)	Based on options granted to all employees in fiscal year 2005 to purchase an aggregate of 13,893,058 shares of the Company’s common stock.

(6)	These assumed rates of annual appreciation are specified by the SEC and do not represent the Company’s estimate of future stock prices.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of		Value(1) of
			Securities Underlying		Unexercised In-the-Money
			Unexercised Options		Options at
	Shares		at Fiscal Year End (#)		Fiscal Year End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Wilfred J. Corrigan	0	0	5,100,000	0	2,860,000	0
Abhijit Y. Talwalkar	0	0	0	4,000,000	0	4,980,000
John D’Errico	100,000	451,350	1,115,000	412,500	0	648,000
Bryon Look	0	0	1,115,000	425,000	367,500	633,000
Umesh Padval	0	0	1,000,510	525,000	395,278	740,500
D. Jeffrey Richardson	0	0	0	500,000	0	30,000
Joseph M. Zelayeta	0	0	1,382,500	437,500	147,000	501,000

(1)	Value of unexercised options is based on the difference between the fair market value of Company’s common stock of $8.00 per share as of December 30, 2005 (the last business day of the last completed fiscal year), and the exercise price of the unexercised in-the-money options.
Certain Transactions
      In 2005, the Company determined that the initial public offering of Engenio was not likely to occur. In September 2005, the Company purchased from each of directors Norby, O’Rourke, and Reyes 2,500 shares of Engenio restricted stock issued under the Engenio Plan. The purchase price was $8.93 per share, which was the fair value of each share as of the buyback date, as determined by the Engenio Board of Directors, with assistance from outside consultants.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON CEO AND OTHER EXECUTIVE COMPENSATION
Overview and Philosophy
      The Compensation Committee of the Board of Directors (the “Compensation Committee”) administers LSI Logic’s executive compensation program. The role of the Compensation Committee is to review and approve salaries and other compensation of LSI Logic’s executive officers and administer the chief executive officer and executive officer incentive plans. The Compensation Committee reviews and approves other Company compensation policies and oversees LSI Logic’s stock plans, including reviewing and approving stock option and restricted stock unit grants to LSI Logic’s executive officers. The Compensation Committee’s charter reflects these various responsibilities. The Compensation Committee and the Board of Directors periodically review and revise the charter, a copy of which is attached as Exhibit B and is also available on the Company’s website at www.lsi.com.
      The Compensation Committee is currently comprised of four non-employee, independent members of the Board of Directors, none of whom has any interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee has available to it such external compensation advice and data as the Committee deems appropriate The Compensation Committee engaged a compensation consulting firm to assist the Compensation Committee in its review of proposed 2005 compensation for the executive officers.

      The philosophy of the Compensation Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of the Company’s business strategies, objectives and initiatives. For incentive-based compensation, the Compensation Committee considers the desirability to qualify for deductibility by the Company under Section 162(m) of the Internal Revenue Code, as amended. Section 162(m) provides that non-performance-based compensation in excess of $1 million paid to certain executive officers is not deductible by the Company for tax purposes.
      To maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. For example, the compensation package provided to the Company’s newly-hired President and Chief Executive Officer includes certain compensation elements that may not qualify for Section 162(m) deductibility, including, the sign-on cash bonus, the guaranteed cash bonus, non-stockholder approved options to purchase shares, and restricted stock units. As the Compensation Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation Committee reaches its decisions with a view towards the Company’s overall financial performance.

EXECUTIVE OFFICER COMPENSATION
      The Compensation Committee believes that a substantial portion of aggregate annual cash compensation for executive officers is contingent upon the Company’s performance and an individual’s contribution to the Company’s success. The Compensation Committee aligns the interests of the Company’s executive officers with the long-term interests of shareholders through stock option and restricted stock unit grants that can result in ownership of the Company’s common stock. The Compensation Committee structures each executive officer’s overall compensation package to attract, retain and reward individuals who contribute to the success of the Company.
      The Company’s compensation program for executive officers is based on the following guidelines:

•	Establishment of base salary levels and participation in generally available employee benefit programs based on competitive compensation practices.

•	Utilization of short-term cash incentives that are funded based on Company financial metrics, and vary according to individual contribution to that performance.

•	Inclusion of equity opportunities that create long-term incentives based upon increases in shareholder return.
      The Compensation Committee reviews executive officer compensation levels utilizing information provided by an independent consulting firm engaged by the Compensation Committee to benchmark the Company’s executive pay practices against industry norms. The Compensation Committee reviewed the 2005 benchmark study, which included 25 best performing high technology companies, including semiconductor, storage systems, storage components and networking companies.
      The Company had a cash incentive plan based on 2005 performance that provided for bonus awards to be made to the executive officers (other than the chief executive officer) and other members of senior management subject to an aggregate budget for all awards under the plan. The plan established a minimum level of operating income and revenue growth to be achieved by the Company, as well as for its subsidiary, Engenio Information Technologies, Inc., for 2005 before any payments would be made under the plan. In addition, the plan provides for the Chief Executive Officer to determine individual bonus award amounts pursuant to his judgment of each participant’s personal contributions to the Company’s performance for the year, subject to the approval of the Compensation Committee. The Company’s operating income and revenue growth exceeded the threshold performance established under both LSI Logic and Engenio plans. The Committee approved an incentive pool to award to those individuals who contributed to the 2005 success of the Company and its Engenio subsidiary. The Compensation Committee also approved base salary increases on average of 3.8% for select incumbent executive officers, effective March 1, 2005.
      The Company maintains a set of guidelines for use in making recommendations to the Compensation Committee on individual option grants to executive officers to purchase common stock of the Company. Stock option grants were made to certain executive officers during 2005 by reference to the guidelines. These guidelines are developed with data provided by external published surveys and other information that are believed to fairly reflect the competitive environment in which the Company operates and that are consistent with the compensation principles set forth above.
      The Compensation Committee has reviewed and approved the total compensation package of all Company executive officers, including each of the components (base salary, bonus incentive, stock options, restricted stock units, executive perquisites and benefits), and determined the amounts to be reasonable and competitive for our industry, utilizing independent, industry benchmarks. Executive officers do not receive deferred compensation, retirement benefits or any other benefits other than eligibility to participate in the same programs and on the same basis as all other employees.

CHIEF EXECUTIVE OFFICER COMPENSATION
      Mr. Corrigan was Chairman of the Board and Chief Executive Officer (“CEO”) of the Company from its founding in 1981 until May 23, 2005. In September 2001, the Company entered into an employment agreement (the “Agreement”) with Mr. Corrigan. A summary of the Agreement and a description of payments made to Mr. Corrigan pursuant to the Agreement are set forth in “Executive Compensation — Change-in-Control and Employment Agreements — CEO Employment Agreements.”
      On May 23, 2005, the Company entered into an employment agreement with the newly appointed President and CEO, Abhijit Y. Talwalkar. A summary of the Talwalkar Agreement is set forth in “Executive Compensation — Change-in-Control and Employment Agreements — CEO Employment Agreements.”
      The Compensation Committee is pleased to submit this report to LSI Logic’s stockholders relating to compensation of its executive officers.

Members of the Compensation Committee

Matthew J. O’Rourke, Chairman
Dr. Malcolm R. Currie
James H. Keyes
Gregorio Reyes

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee of the Board of Directors of LSI Logic Corporation (the “Audit Committee”) assists the Board of Directors in executing its responsibilities. The Audit Committee is composed of five non-employee members, each of whom is independent as defined by the New York Stock Exchange listing rules and operates under a charter approved by the Board of Directors. This charter is attached as Exhibit A and is also available on the Company’s website at www.lsi.com. The Audit Committee is responsible for, among other things, retention and termination of the Company’s independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and monitoring the integrity and adequacy of the Company’s financial information, control systems and reporting practices. The Board of Directors has designated the Audit Committee as its qualified legal compliance committee.
      The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting, for preparing the Company’s financial statements and for the public reporting process. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, PricewaterhouseCoopers will express its own opinion on the effectiveness of the Company’s internal control over financial reporting.
      In this context, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers the audited financial statements for the year ended December 31, 2005, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCooper’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers the matters required under Statement on Auditing Standard No. 61 (Communication with Audit Committees), and has received written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) from PricewaterhouseCoopers and has discussed with them their independence.
      The Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers are compatible with maintaining the independence of PricewaterhouseCoopers and has concluded that the independence of PricewaterhouseCoopers is maintained and is not compromised by the services provided.
      Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved the Audit Committee’s recommendation, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.
      The Audit Committee also selected PricewaterhouseCoopers to audit the Company’s consolidated financial statements for the 2006 fiscal year.
      The following represents fees billed by PricewaterhouseCoopers for professional services provided in connection with the audit of the Company’s annual financial statements for the fiscal years 2005 and 2004 and other services during these years.

Nature of Services	2005 (in millions)	2004 (in millions)

Audit Fees	$2.6	$3.5
Audit-Related Fees(1)	$0	$0.1
Tax Fees(2)	$1.2	$1.6
All Other Fees	$0	$0

(1)	Audit-related service fees include fees for accounting assistance primarily related to leasing transactions.

(2)	Tax fees represent fees charged for services for tax advice, tax compliance and domestic and international tax planning.

      The Audit Committee has established a policy for pre-approval of audit and permissible non-audit services. The Audit Committee reviews and approves the independent registered public accounting firm’s annual audit plan and any subsequent engagements. The Audit Committee requires that all audit and permissible non-audit services be submitted to it for review and approval in advance. Occasionally, a subcommittee of the Audit Committee, consisting of one or two members, pre-approves certain services. The entire Audit Committee ratifies the subcommittee’s pre-approval in the subsequent meeting of the Audit Committee. In 2005, the Audit Committee followed these guidelines in approving all services rendered by PricewaterhouseCoopers.

Members of the Audit Committee

Dr. Malcolm R. Currie, Chairman
T.Z. Chu
James H. Keyes
R. Douglas Norby
Matthew J. O’Rourke

PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Return
Among LSI Logic Corporation, S&P 500 Index
and the Philadelphia Semiconductor Index

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05

LSI Logic Corp.	$100	$92	$34	$52	$32	$47

S&P 500®	$100	$88	$69	$88	$98	$103

Philadelphia Semiconductor Index	$100	$91	$50	$89	$76	$84

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
     The stock price performance shown on the graph following is not necessarily indicative of future price performance.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, officers and beneficial owners of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2005, its officers, directors and holders of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements.

The Board of Directors
March 9, 2006

Exhibit A
CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF LSI LOGIC CORPORATION
(As adopted by the Board of Directors on April 10, 2003)
PURPOSE
      The purpose of the Audit Committee (the “Committee”) of the Board of Directors of LSI Logic Corporation (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including, without limitation to:

•	Assist in the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function;

•	Prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived there from; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.
COMMITTEE MEMBERSHIP AND ORGANIZATION
      The members of the Committee shall be nominated by the Nominating and Governance Committee and appointed annually by the Board at the first regular meeting of the Board following each annual meeting of stockholders. Committee members shall serve at the discretion of the Board. The Committee shall consist of at least three (3) members of the Board. Members of the Committee shall meet the following criteria:

•	Each member shall be “independent,” in accordance with the Corporate Governance Standards of the New York Stock Exchange, the rules of the SEC and applicable law, as in effect from time to time;

•	Each member shall be financially literate, as such qualification is interpreted by the Company’s Board in its business judgment; and

•	At least one member of the Committee shall have accounting or related financial management expertise, in accordance with the Corporate Governance Standards of the New York Stock Exchange, the rules of the SEC and applicable law, as in effect from time to time. If no member of the Committee is a “financial expert,” as such term is defined in the rules of the SEC, the Committee shall so inform the Board.
COMMITTEE RESPONSIBILITIES AND AUTHORITY

(a)	Appointment, Compensation and Oversight of Independent Auditors
      The Committee shall be directly responsible for the appointment, compensation and oversight of the independent auditors and shall have the sole authority to retain or terminate the Company’s independent auditors. The Committee shall review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, all permitted non-audit engagements and relationships between the Company and such auditors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report. The independent auditors shall report directly to the Committee.

(b)	Approval of Audit Services and Permitted Non-Audit Services; Creation of Subcommittee
      The Committee shall preapprove all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors (or the Committee shall subsequently approve permitted non-audit services in those circumstances where subsequent approval is necessary and permissible), to the extent required by applicable law.
      The Committee may form and delegate authority to a subcommittee consisting of one or more members with the authority to preapprove audit and permitted non-audit services, provided that such preapprovals shall be presented to the full Audit Committee at each of its scheduled meetings.

(c)	Review of Independent Auditor Report Concerning Quality Control Procedures; Auditor Independence
      The Committee shall obtain and review at least annually a report by the Company’s independent auditors describing:

•	The independent auditors’ internal quality-control procedures;

•	Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

•	All relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category).
      The Committee shall request from the independent auditors on a periodic basis a formal written statement delineating all relationships between the auditors and the Company, engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and recommending that the Board take appropriate action, if necessary, to ensure the independence of the auditors. The Committee shall oversee compliance with the requirements of the SEC for disclosure of auditors’ services and audit committee members, member qualifications and activities.
      The Committee shall present its conclusions with respect to the above matters to the Board.

(d)	Review of Annual and Quarterly Financial Reports
      The Committee shall discuss the annual audited financial statements and a subcommittee (consisting of one or more members) of the Committee shall discuss the quarterly unaudited financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.
      The Committee shall direct the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in the Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such review.

(e)	Annual Audit
      The Committee shall review and accept, if appropriate, the annual audit plan of the Company’s independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan’s progress and results during the year
      The Committee shall review the results of the annual audit of the Company, including any comments or recommendations of the Company’s independent auditors.

      The Committee shall discuss with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

(f)	Internal Controls
      The Committee shall review the adequacy and effectiveness of the Company’s internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company’s internal audit function, through inquiry and discussions with the Company’s independent auditors and management of the Company.
      In addition, the Committee shall review the reports prepared by management, and attested to by the Company’s independent auditors, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under SEC rules.

(g)	Problem Identification and Resolution
      The Committee shall review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. The Committee shall resolve any disagreements between management and the independent auditors regarding financial reporting.

(h)	Review of Earnings Releases
      The Committee shall discuss the Company’s earnings news releases, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies, prior to public disclosure.

(i)	Policy for Hiring Former Employees of the Company’s Independent Auditor
      The Committee shall establish clear hiring policies by the Company for employees, or former employees, of the Company’s independent auditors.

(j)	Risk Assessment and Management Policy
      The Committee shall discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(k)	Financial Information Integrity Policy
      The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(l)	Review of Code of Ethics for Senior Financial Officers
      The Committee shall review, approve and monitor the Company’s code of ethics for its senior financial officers.

(m)	Other Duties; Board Reports
      The Committee shall perform such other duties as may be requested by the Board and shall report regularly to the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

•	The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities. The Committee shall review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs and reports received from regulators.

•	The Committee shall have the sole authority to retain at the Company’s expense and terminate any independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities.
EVALUATION OF THE COMMITTEE AND THE CHARTER

•	At least annually, the Committee shall evaluate its performance. The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended changes to the Company’s or the Board’s policies or procedures.

•	The Committee shall review and reassess the adequacy and scope of this Charter annually and recommend any proposed changes to the Board for approval.
MEETINGS
      The Committee shall meet at least quarterly and shall establish its own schedule and rules of procedure, consistent with the Bylaws of the Company and this Charter. The Board shall designate one member of the Committee as its Chairperson. The Chairperson or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and be heard shall constitute a quorum.
      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate. The Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.
      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.
      The Committee shall meet separately in executive session periodically with (i) the director of internal audit (or other personnel responsible for the internal audit function), and (ii) the Company’s independent auditors, respectively. The Committee shall meet at least quarterly with management.
MINUTES
      The Committee shall maintain written minutes of its meetings, which minutes shall be filed and maintained with the books and records of the Company at the Company’s headquarters.
REPORTS
      The Committee shall deliver a report to the Board following each of its meetings or at such other times as the Committee deems appropriate summarizing its examinations and recommendations and describing all of the actions taken by the Committee at the meeting. Such reports may be made orally or in writing.
      The Committee shall provide a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.
      The Committee shall receive periodic reports from the Company’s independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company.

VOTING
      Each member of the Committee shall have one vote on any matter requiring action by the Committee.
COMPENSATION
      Members of the Committee shall receive such fees, if any, for their service as Committee members, as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers, per meeting fees and special fees for service as Chair of the Committee. Fees may be paid in such form of consideration as is determined by the Board of Directors.
      Members of the Committee may not receive any other compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Exhibit B
CHARTER OF THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF LSI LOGIC CORPORATION
(As adopted by the Board of Directors on April 10, 2003 and amended on August  11, 2005)
PURPOSE
      The purpose of the Compensation Committee of the Board of Directors (the “Committee”) of LSI Logic Corporation (the “Company”) is to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors, as well as to oversee, review and evaluate the Company’s incentive compensation and equity based plans and practices and to make recommendations to the Board with respect to such plans and practices, as the Committee deems appropriate.
      The Committee is also responsible for producing an annual report on executive officer compensation for inclusion in the Company’s proxy statement, in accordance with all applicable rules and regulations.
COMMITTEE MEMBERSHIP AND ORGANIZATION
      The members of the Committee shall be nominated by the Nominating and Governance Committee and appointed annually by the Board at the first regular meeting of the Board following each annual meeting of stockholders. Compensation Committee members shall serve at the discretion of the Board. The Committee shall consist of no fewer than two (2) members. The members of the Committee shall be “independent” in accordance with the Corporate Governance Standards of the New York Stock Exchange and shall meet (i) the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended. For purposes of this Charter, the term “executive officer” shall have the meaning given to “officer” pursuant to Rule 16a-l(f) of the Exchange Act.
COMMITTEE RESPONSIBILITIES AND AUTHORITY

(a)	Officer and Director Compensation Plans, Policies and Programs
      The Committee shall review at least annually the executive officer and director compensation plans, policies and programs of the Company to ensure that executive officers and directors of the Company are compensated effectively in a manner consistent with the goals of the Company and to ensure that the Company will be able to attract, retain and reward those who contribute to the success of the Company. If the Committee deems it appropriate, the Committee may adopt or recommend to the Board the adoption of new, or the amendment of existing, executive officer and director compensation plans, policies and programs.

(b)	Board Committee Service Fees
      The Committee shall make recommendations to the Board regarding additional fees, if any, for service by members of the Board on Board committees. Such fees may include retainers, per meeting fees and special fees for service as a committee member or chairman. Fees may be paid in such form of consideration as is determined by the Board, which may include but is not limited to cash, deferred payment, stock, stock options, phantom stock, and common stock equivalents.

(c)	Goals of the Officer and Director Compensation Plans
      The Committee shall review at least annually the goals of the Company relevant to the compensation of the CEO and the executive officers.

(d)	CEO and Executive Officer Performance Review
      The Committee shall evaluate and review at least annually the performance of the Chief Executive Officer and other executive officers in light of the Company’s goals; and based upon such evaluation, shall determine for the Chief Executive Officer and other executive officers of the Company (a) their annual base salary, (b) their annual incentive bonus, (c) their equity compensation, (d) and their employment agreements, severance arrangements, and change in control agreements/provisions, as applicable, and (e) any other benefits, perquisites, compensation or arrangements. When the committee is considering CEO compensation, the CEO will be absent from this discussion.

(e)	Stock Option Grant Authority
      The Committee shall have the authority to grant stock options and other stock awards under the Company’s equity incentive plans, unless otherwise determined by the Board.
INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

•	The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities.

•	The Committee shall have the sole authority to retain at the Company’s expense and terminate any compensation consultant to be used by the Committee to assist in the evaluation of Chief Executive Officer’s or other executive officer’s compensation and Director compensation and shall have sole authority to approve the consultant’s fees and other retention terms.

•	The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting, compensation or other advisors, at the Company’s expense.
EVALUATION OF THE COMMITTEE

•	The Committee shall evaluate its performance at least annually. The Committee shall review and reassess the adequacy and scope of this Charter annually and recommend any proposed changes to the Board for approval.

•	The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s compensation policies or procedures.
MEETINGS
      The Committee shall meet at least twice each year and shall establish its own schedule and rules of procedure, consistent with the Bylaws of the Company and this Charter. The Board shall designate one member of the Committee as its Chairperson. The Chairperson or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and be heard shall constitute a quorum.
      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.
      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

MINUTES
      The Committee shall maintain written minutes of its meetings, which minutes shall be filed and maintained with the books and records of the Company at the Company’s headquarters.
REPORTS
      In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Committee shall deliver a report to the Board following each of its meetings summarizing its examinations and recommendations and describing all of the actions taken by the Committee at the meeting. Such report may be furnished orally or in writing.
VOTING
      Each member of the Committee shall have one vote on any matter requiring action by the Committee.
COMPENSATION
      Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers, per meeting fees and special fees for service as Chair of the Committee. Fees may be paid in such form of consideration as is determined by the Board of Directors.
      The Committee Members of the Committee may not receive any other compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Exhibit C
CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
OF LSI LOGIC CORPORATION
(As adopted by the Board of Directors on April 10, 2003 and amended on August  11, 2005)
PURPOSE
      The purpose of the Nominating and Corporate Governance Committee (“Committee”) of the Board of Directors of LSI Logic Corporation (the “Company”) is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to stockholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Committee shall:

•	Assist the Board in identifying and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board;

•	Recommend to the Board the director nominees for the next annual meeting of stockholders;

•	Advise the Board with respect to Board composition, procedures and whether to form or dissolve committees;

•	Advise the Board with respect to the corporate governance principles applicable to the Company; and

•	Oversee and develop criteria for oversight of the evaluation of the Board and management.
COMMITTEE MEMBERSHIP AND ORGANIZATION
      The members of the Committee shall be nominated by the Committee and appointed annually by the Board at the first regular meeting of the Board following each annual meeting of stockholders. Committee members shall serve at the discretion of the Board. The Committee shall be comprised of no fewer than three (3) members who qualify as independent directors (“Independent Directors”) in accordance with the Corporate Governance Standards of the New York Stock Exchange, Inc. (“NYSE”), the rules of the SEC and applicable law, as in effect from time to time.
COMMITTEE RESPONSIBILITIES AND AUTHORITY

(a)	Board Candidates and Nominees
      The Committee shall:

•	Establish procedures and criteria for evaluating the suitability of nominees to the Board to ensure nominees possess those characteristics that are expected to contribute to an effective Board. Each nominee should be considered on the basis of his or her likelihood to enhance the Board’s ability to manage and direct the affairs and business of the Company, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirements.

•	Evaluate and recommend nominees to the Board, and consider stockholder nominees for election to the Board.

•	Conduct searches for potential board members who satisfy the criteria established by the Committee.

(b) Board Composition and Procedures
      The Committee shall:

•	Review at least annually, the desired membership mix and representation of the Board. If appropriate, the Committee shall recommend measures to be taken so that the Board as a whole reflects the appropriate balance of the criteria for directors established by the Committee;

•	Ensure that the Board contains at least the minimum number of Independent Directors required by the NYSE; and

•	Coordinate with the Board and approve the Board meeting schedule.

(c)	Board Committees
      The Committee shall:

•	Review with the Board, at least annually, the size and composition of each of the Board’s standing committees and recommend individuals qualified to serve as members of each committee and as chairman of each committee, including the Committee, and recommend individuals to fill any vacancy that might occur on a committee, including the Committee.

•	Recommend that the Board establish such special committees as may be desirable or necessary to address ethical, legal or other matters that may arise from time to time.

•	Review annually committee assignments and make any appropriate recommendations to the Board.

•	Review the functioning of the committees of the Board and make recommendations to the Board for any changes, including the creation or elimination of committees.

(d)	Corporate Governance
      The Committee shall:

•	Develop and review, at least annually, the corporate governance principles adopted by the Board to assure that they are appropriate for the Company and comply with the requirements of the NYSE and applicable law, and make recommendations to the Board of any desirable changes.

•	Consider any other corporate governance issues that arise from time to time, and develop appropriate recommendations for the Board.

(e)	Evaluation of the Board and Management
      The Committee shall:

•	Evaluate the performance of the Board and individual directors, and, if necessary, recommend termination of membership of individual directors in accordance with the board’s governance principles, for cause or for other appropriate reasons.

•	Review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

•	Evaluate the performance of the Company’s management. The Committee shall conduct an annual review of the Company’s leadership succession plans and progress, report its findings and recommendations to the Board, and work with the Board in evaluating potential successors to executive management positions.

•	Ensure the Board of Directors on a regular basis reviews the Company’s strategies and execution, and the Company’s performance in relation to the overall and relevant sectors of the industry LSI Logic serves.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

•	The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities.

•	The Committee shall have the sole authority to retain, at the Company’s expense, and terminate any personnel search consultant to be used by the Committee to assist the Committee in identifying qualified Board candidates, and shall have the sole authority to approve the consultant’s fees and other retention terms.

•	The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.
EVALUATION OF THE COMMITTEE
      On an annual basis, the Committee shall evaluate its performance.
      The Committee shall review and reassess the adequacy and scope of this Charter at least annually and recommend any proposed changes to the Board for approval.
      The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.
MEETINGS
      The Committee shall meet at least twice each year and shall establish its own schedule and rules of procedure, consistent with the Bylaws of the Company and this Charter. The Board shall designate one member of the Committee as its Chairperson. The Chairperson or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and be heard shall constitute a quorum. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.
      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.
MINUTES
      The Committee shall maintain written minutes of its meetings, which minutes shall be filed and maintained with the books and records of the Company at the Company’s headquarters.
REPORTS
      The Committee shall deliver a report to the Board following each of its meetings summarizing its examinations and recommendations and describing all of the actions taken by the Committee at the meeting. Such reports may be furnished orally or in writing.

VOTING
      Each member of the Committee shall have one vote on any matter requiring action by the Committee.
COMPENSATION
      Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers, per meeting fees and special fees for service as Chair of the Committee. Fees may be paid in such form of consideration as is determined by the Board of Directors.
      Members of the Committee may not receive any other compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Appendix 1
LSI LOGIC CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
Amended and Restated
     The following constitutes the provisions of the Employee Stock Purchase Plan (the “Plan”) of LSI Logic Corporation amended and restated effective March 31, 1999.
1.      PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
2.	DEFINITIONS.
        (a) “Board” means the Board of Directors of the Company, or to the extent authorized by the Board, a Committee of the Board.
        (b) “Code” means the Internal Revenue Code of 1986, as amended.
        (c) “Common Stock” means the common stock of the Company.
        (d) “Company” means LSI Logic Corporation and any Designated Subsidiary of the Company.
        (e) “Compensation” means all regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, but exclusive of other compensation.
        (f) “Designated Subsidiary” means any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
        (g) “Employee” means any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least 20 hours per week and more than five months in a calendar year. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved in writing by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. It shall not include any independent contractors providing services to the Company or its Subsidiaries, regardless of the length of such service.
        (h) “Enrollment Date” means the first Trading Day of each Offering Period.
        (i) “Exercise Date” means the last Trading Day of each Purchase Period.

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        (j) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
             (1) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported by The Wall Street Journal or such other source as the Board deems reliable;
             (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported by The Wall Street Journal or such other source as the Board deems reliable; or
             (3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
        (k) “Offering Periods” means a period of approximately 12 months during which an option granted pursuant to the Plan may be exercised as further described in Section 4 The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 of this Plan.
        (l) “Plan” means this Amended and Restated Employee Stock Purchase Plan.
        (m) “Purchase Period” means the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.
        (n) “Purchase Price” means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that with respect to the Offering Periods commencing on or after January 1, 1999, unless otherwise directed by the Board, if the Fair Market Value of a share of Common Stock on the date on which additional shares of Common Stock (the “New Shares”) are authorized for issuance hereunder by the Company’s stockholders (the “Authorization Date”) is higher than the Fair Market Value of a share of Common Stock on the Enrollment Date of any outstanding Offering Period that commenced prior to the Authorization Date, the Purchase Price for only New Shares to be issued on any remaining Exercise Date of any Offering Period in effect on the Authorization Date shall be 85% of the Fair Market Value of a share of Common Stock on the Authorization Date or on the Exercise Date, whichever is lower. The Purchase Price may be adjusted by the Board pursuant to Section 20.
        (o) “Reserves” means the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

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        (p) “Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
        (q) “Trading Day” means a day on which national stock exchanges and the Nasdaq System are open for trading.
3.	ELIGIBILITY.
        (a) Any Employee who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.
        (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries accrue (i.e., become exercisable) at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.      OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 15 and November 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof, except as set forth in this Section 4. The first Offering Period of the Plan as amended and restated shall commence with the first Trading Day on or after May 15, 1999 and end on the last Trading Day on or before May 14, 2000. The Offering Period which began on October 1, 1998 will end on September 29, 2000 and an Offering Period shall commence on October 1, 2000 and end on November 14, 2000. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval, if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5.	PARTICIPATION.
        (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the Company payroll office prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set for all eligible Employees with respect to such Offering Period.

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        (b) Payroll deductions for a participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll for the Offering Period to which the subscription agreement applies, unless sooner terminated by the participant as provided in Section 10.
6.	PAYROLL DEDUCTIONS.
        (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during all subsequent Offering Periods in an amount not exceeding 15%, or such other rate as may be determined from time to time by the Board, expressed as a whole percent, of the Compensation which he or she receives on such payday during said Offering Period and the aggregate of such deduction during the Offering Period shall not exceed 15%, as applicable in accordance with the foregoing, of the aggregate Compensation during such Offering Period.
        (b) All payroll deductions authorized by a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
        (c) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions (but not below 1%) effective immediately or may increase (but not above 15%) the rate of his payroll deductions effective as of the first date of the next Purchase Period within such Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective as soon as administratively feasible following the Company’s receipt of the new authorization. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.
        (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of the Plan, a participant’s payroll deductions may be automatically decreased to zero percent at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
        (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, which arise on the exercise of the option or the disposition of the Common Stock. At any time the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

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7.      GRANT OF OPTION. On each Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of full shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated for that Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase more than 1,000 shares in each Purchase Period within each Offering Period, provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.
8.	EXERCISE OF OPTION.
        (a) Unless a participant withdraws from the Offering Period as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased at the applicable Purchase Price with the accumulated payroll deductions in his or her account. For this purpose, only payroll deductions from payroll dates that are more than three business days before an Exercise Date will be applied to the purchase of shares on that Exercise Date. Payroll deductions from payroll dates that occur on an Exercise Date or within three business days before an Exercise Date will be applied to the purchase of shares on the next following Exercise Date. In any event, no fractional shares will be purchased. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share or that exceed the $25,000 cap described in Section 3 above will be refunded to the participant following the purchase of shares, subject to earlier withdrawal by the participant as provided in Section 10 or unless the Offering Period has been over-subscribed, in which event such amount shall be refunded to the participant. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.
        (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

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9.      DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the shares purchased upon exercise of his or her option to be electronically credited to the participant’s brokerage account at the securities brokerage firms designated by the Company for its direct deposit program from time to time.
10.	WITHDRAWAL; TERMINATION OF EMPLOYMENT.
        (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company on a form provided for such purpose. All of the participant’s payroll deductions credited to his or her account will be paid to the participant as soon as practicable after receipt of the notice of withdrawal, his or her option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.
        (b) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period which begins after the end of the Offering Period from which the participant withdraws or in any similar plan which may hereafter be adopted by the Company.
11.      TERMINATION OF EMPLOYMENT. Upon a participant’s ceasing to be an Employee for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions accumulated in his or her account during the Offering Period but not yet used to exercise the option will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice. In the case of death of the participant, the payroll deductions credited to the participant’s account will be paid to the person or persons entitled thereto under paragraph 15, and such participant’s option will be automatically terminated.
12.	INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

13.	STOCK.
        (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of the Company’s Common Stock which shall be reserved for sale under the Plan shall be 78,314,110 shares, subject to stockholder approval at the Company’s annual meeting on May 11, 2006, plus an annual increase to be added as of the first day of each fiscal year by an amount equal to (x) 1.15% of the shares of the Company’s Common Stock issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number

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of shares available for future option grants under the Plan on the last day of the immediately preceding fiscal year, or a lesser amount determined by the Board, but not to exceed 3,000,000 shares (subject to any adjustment pursuant to Section 19) in any fiscal year.
        (b) The participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.
        (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.
14.      ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.
15.	DESIGNATION OF BENEFICIARY.
        (a) A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant’s account under the Plan in the event of such participant’s death at a time when cash or shares are held for his or her account. If the participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
        (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.
16.      TRANSFERABILITY. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.
17.      USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

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18.      REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, and will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance to be refunded, if any.
19.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
        (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (under Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.
        (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Company shall notify each participant in writing at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.
        (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Company shall notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

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The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.
20.	AMENDMENT OR TERMINATION.
        (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination will affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.
        (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.
        (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
             (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
             (ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and
             (iii) allocating shares.

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Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
21.      NOTICES. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Notices given by means of the Company’s intranet or similar system will be deemed to be written notices under the Plan.
22.      CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.      TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors of the Company or it is approved by the stockholders. It shall continue in effect for a term of 10 years unless sooner terminated under Section 20.
24.      EMPLOYMENT RELATIONSHIP. Nothing in the Plan shall be construed as creating a contract for employment for any period or shall interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any participant’s employment relationship at any time, with or without cause, nor confer upon any participant any right to continue in the employ of the Company or any Subsidiary.

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Appendix 2
International
Employee Stock
Purchase Plan
LSI LOGIC CORPORATION
Plan Document

Revision Date: February 2006

This International Employee Stock Purchase Plan must be read together with the Country Addendum for the country in which you are employed. Where terms of the Country Addendum are inconsistent with those stated in this document, the terms of the Country Addendum shall govern.

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Obtaining Additional Information	17

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Introduction
The Board of Directors (the “Board”) of LSI Logic Corporation (the “Company”) has adopted the International Employee Stock Purchase Plan (the “IESPP” or the “Plan”) in order to provide employees of designated LSI Logic subsidiaries with the opportunity to purchase common stock of the Company at a below current market price through convenient payroll deductions. If you decide to participate in the Plan, you can set aside from 1% to 15% of your eligible compensation which will then be used to purchase stock for you twice a year. Participation in the IESPP is voluntary.
As used in this IESPP, “Company Board” means the Board of Directors of LSI Logic Corporation, or to the extent authorized by the Board, a committee of the Board. “Employer Subsidiary” means those subsidiaries of the Company that have been designated by the Company as participants in the IESPP. For more information about the Plan or its administration, you may contact the LSI Logic Corporation Stock Administration Department, Mail Stop D-206, 1621 Barber Lane, Milpitas CA 95035, 1-408-433-6810.
IMPORTANT NOTE:
An effort has been made to have the terms of the IESPP apply to all IESPP participants regardless of the country in which the participant is employed. Notwithstanding that effort, certain different or additional terms may apply for the IESPP as it applies to the country in which you are employed to accommodate local requirements. Those terms are set forth in the Country Addendum. Therefore, this document must be read together with the Country Addendum that applies to your Employer Subsidiary. Where terms of your Country Addendum are different from those stated in this document, the terms of the Country Addendum shall apply.
This IESPP, together with the Country Addendum, if any, constitute part of a prospectus covering securities that have been registered in the United States under the Securities Act of 1933, as amended.

Eligibility
Who May Participate
You qualify to participate in the IESPP if all of the following are true:
•	You are working as a regular employee of an Employer Subsidiary.

•	You are regularly scheduled by an Employer Subsidiary to work for more than 20 hours per week and more than five months in each calendar year.

•	You do not own five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, and
Temporary employees and independent contractors providing services to the Company are not eligible to participate, regardless of the length of such service.
Participation in the Plan does not create a contract for employment or limit in any way the right of the Company to terminate the participant’s employment at any time, with or without cause, or confer on a participant any right to continue in the employ of the Company.

Enrollment
Enrolling in the IESPP
An eligible employee may become a participant in the IESPP by completing the attached IESPP Subscription Agreement authorizing payroll deductions and submitting it to LSI Logic Stock Administration Department prior to an Enrollment Date.
There are two Enrollment Dates each calendar year: May 15 and November 15.
Open enrollment is held during April and October before each Enrollment Date.
You must submit a completed IESPP Subscription Agreement during Open Enrollment in order to participate as of the next Enrollment Date if:
•	You are a new participant,

•	You are enrolling following a period of non-participation.
Your payroll deductions begin with the first payroll on or after the Enrollment Date, depending on the specific country payroll cycle.
New hires starting employment after the ESPP Open Enrollment Period and before the beginning of the Offering Period can enroll up to and including the first day of the Offering Period. The Subscription Agreement must be received no later than the first day of the Offering Period.
If you miss the deadline for enrolling, you must wait until the next Open Enrollment to enroll in the IESPP.

How the Plan Works
Offering Period/Purchase Period
An Offering Period lasts for 12 months unless you:
•	withdraw

•	cease to be an Eligible Employee, or

•	are automatically transferred to a new Offering Period.
Each 12-month Offering Period consists of two consecutive Purchase Periods of six months each. Offering Periods begin either on May 15 or November 15.
Purchase Date/Purchase Price
There are two Purchase Dates each calendar year: May 14 and November 14.
On each Purchase Date your payroll deductions accumulated during the Purchase Period are used to automatically purchase the maximum number of whole shares of Company common stock that you are entitled to purchase under the IESPP.
The Purchase Price you will pay for the stock purchased under the IESPP is equal to the lower of:
Þ 85% of the fair market value of the Company common stock on the Enrollment Date; or

Þ 85% of the fair market value of the Company common stock on the Purchase Date.

Determination of Fair Market Value
The fair market value of LSI Logic’s stock on a particular date is the closing price of the stock on the New York Stock Exchange on that date in the United States, as reported by the Wall Street Journal. However, if a closing price is not available for a particular date, then the fair market value to be used for that date will be the previous business day’s closing stock price. For example, if the Enrollment date falls on a Saturday, the closing price of the stock on the preceding Friday (or on the next preceding NYSE trading day, if that Friday is not a business day) would be the fair market value on the Enrollment Date.
Examples
The examples in this booklet are intended as illustrations only and are not based on any actual or predicted value or performance of Company common stock.
Fair Market Value Higher on Purchase Date than on Enrollment Date
Let’s assume that the fair market value of Company common stock was US$8.00 per share on the Enrollment Date. Assume that on a future Purchase Date in the Offering Period, the fair market value of the common stock had risen to US$10.00 per share.
As illustrated below, your Purchase Price would be US$6.80:

The lower of:
85% x US$8.00= US$6.80 or
85% x US$10.00= US$8.50
Your Purchase Price is US$6.80
Fair Market Value Lower on Purchase Date than on the Enrollment Date
Let’s assume that the fair market value of Company common stock was US$8.00 per share on the Enrollment Date. Assume that six months later the fair market value of the Company common stock had decreased and the closing price of the stock on the New York Stock Exchange on the Purchase Date was US$7.00 per share.
As illustrated below, your Purchase Price would be US$5.95.

The lower of:
85% x US$8.00= US$6.80 or
85% x US$7.00= US$5.95
Your Purchase Price is US$5.95

Automatic Re-Enrollment in Subsequent Offering Period
A new Offering Period begins each May 15 and November 15; however, you may be enrolled in only one Offering Period at a time. Once you have completed an IESPP Subscription Agreement authorizing payroll deductions to initially enroll in the IESPP, you will be re-enrolled automatically as a participant in future Offering Periods when an Offering Period in which you are currently enrolled ends UNLESS:
•	You withdraw from participation

•	Your employment terminates

•	You become otherwise ineligible to participate in the IESPP, or your participation has terminated for any other reason

•	Your Employer Subsidiary withdraws from the IESPP

•	The IESPP terminates
Automatic Early Transfer to a New Offering Period
If the fair market value of the Company common stock is lower on a Purchase Date than it was on the Enrollment Date, you are automatically withdrawn from that Offering Period immediately after you purchase shares on such Purchase Date and automatically re-enrolled in the next Offering Period. The effect of this is to automatically begin a new 12-month Offering Period.
For example, in the second example described above, the fair market value on the Enrollment Date was US$8.00, but had declined to US$7.00 on the Purchase Date. Regardless of where you are in the current 12-month Offering Period, you would be automatically withdrawn from that Offering Period following your purchase of shares and re-enrolled in the next Offering Period.
Your payroll deductions will continue at the same rate during the new Offering Period as in the prior Offering Period unless you instruct the Stock Administration Department otherwise by submitting an ESPP Change Form within the deadlines.

Payroll Deductions
You may contribute from 1% to 15% of your eligible compensation to the IESPP. The percentage you deduct must be expressed in whole numbers. For purposes of the IESPP, your eligible compensation includes all regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, but exclusive of other compensation. Unless otherwise expressly provided in your Company Addendum, eligible compensation excludes:
•	car allowances

•	transportation allowances

•	housing allowances

•	dependent allowances

•	one-time incentive payments

•	one-time recognition awards (dinner for two, bravo & winners circle awards, and cash substitute)

•	disability pay (other than short-term salary continuation)

•	other compensation
Unless otherwise required under the laws of your country, all payroll deductions contributed by IESPP participants will be held by the Company or the Employer Subsidiary’s in its general fund until such time as the stock is purchased. In order for payroll deductions to be applied to a particular purchase date, they must be from a payroll date that is more than three business days before that purchase date. Also, once payroll deductions are taken, there are no restrictions on the Company’s or Employer Subsidiary’s use of such accumulated payroll deductions.
Stock deductions calculated on retroactive pay adjustments, will be included in the purchase period when the retroactive adjustment is paid.
Confirm IESPP Changes and Enrollment
It is your responsibility to review your first paycheck after the effective date of change or an initial enrollment to make sure your instructions were carried out.
If you have a problem with any IESPP change or enrollment you must notify Stock Administration no later than 45 days from the beginning of the Offering Period and provide your original fax confirmation from your requested change or enrollment. For the November 15 Offering Period, the last day to notify Stock Administration of any IESPP change or enrollment problems is December 31. For the May 15 Offering Period, the last day to notify Stock Administration of any IESPP change or enrollment problems is June 30.

Exchange Rate
The exchange rate used for calculating the number of shares of stock to be purchased with your payroll deductions is the NYSE Composite exchange rate reported by Bloomberg Financial System using the closing rate on the last Wednesday of the fiscal month ending closest to the Purchase Date.
Limitations on Shares You May Purchase
On each Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of full shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase more than 1,000 shares in each Purchase Period within an Offering Periods, provided further that such purchase shall be subject to the limitations set forth below. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period.
No employee will be permitted to purchase shares under the IESPP, if, immediately after enrollment, the employee would own five percent or more of the total combined voting stock of LSI Logic or of any subsidiary of LSI Logic (including stock which may be purchased through the IESPP or pursuant to stock options).
No employee will be permitted to purchase shares under the IESPP or any other employee stock purchase plans of LSI Logic or its subsidiaries having a value of more than $25,000 (determined using the fair market value of the shares on such employee’s Enrollment Date) in any calendar year. This means that your annual payroll contributions cannot exceed US$21,250.
Subject to adjustment upon changes in capitalization by the Company as provided in the IESPP, the maximum number of shares of the Company’s common stock that shall be reserved for sale under the IESPP shall be 5,227,273, subject to stockholder approval at the Company’s annual meeting on May 11, 2006. If the total number of shares to be purchased on any Purchase Date exceeds the remaining reserved shares then available under the IESPP, a pro rata allocation of the available Company common stock will be made among the participants, and the IESPP will terminate unless additional Company common stock are added to the IESPP.
Additional limitations on the number of shares of Company common stock that an employee may purchase apply for employees of certain Employer Subsidiaries. Please refer to the applicable Country Addendum.

Use of Excess Funds
Any contributions remaining in your account after the purchase has been made for the current Purchase Date that are not sufficient to purchase a full share, or exceed the amount required to purchase 1,000 shares, or exceed the $25,000 cap described above, will be refunded to you following the purchase of shares.
Changing Your Contribution Level
Once you are enrolled in the IESPP, you may reduce your contributions to a lower level (but not below 1% of your eligible compensation) at any time. Reducing your contribution level does not change your Purchase Price. To reduce your contribution level, complete an ESPP Change Form and submit to the Stock Administration Department showing the change in contribution level.
You may also increase your contribution level to a maximum of 15%. You can only increase your contribution percentage during ESPP Open Enrollment Periods held in April and October. Increases in your contribution level are only effective as of the beginning of a Purchase Period. Increasing your contribution level does not change your Purchase Price. To increase your contribution level, submit an ESPP Change Form to the Stock Administration Department during designated ESPP Open Enrollment periods showing the change in contribution level.
The ESPP Change Form is available on the Stock Administration web site on the Company intranet.
E*TRADE Stock Plans Account
The E*TRADE Stock Plans account is used for all stock programs. For new IESPP participants, the Stock Plans accounts are opened approximately two months prior to the purchase as long as you are a current participant. For new accounts, E*TRADE will email an activation notice to your LSI Logic email address once they receive the new participant information from the LSI Logic Stock Administration Department. In order to trade you will need to activate your account and complete the Form W-8BEN. If you have not received an email notice you can activate online.
Activating Your E*TRADE Stock Plans and E*TRADE Brokerage Account
In order to begin trading in your E*TRADE Stock Plans account, the account activation form and Form W-8BEN must be completed and received by E*TRADE. You can login to www.etrade.com/stockplans and activate online, or you can download the forms. Additional instructions on how to activate are also located on the LSI Logic Stock Administration web site. If you need assistance activating your account, call E*TRADE’s International Customer Service number at 1-650-599-0125 and press “0”, # to reach an operator. When your Stock Plans account is opened, an E*TRADE Brokerage Account is automatically opened with it. There is no fee to activate the E*TRADE Brokerage Account. When you sell shares from your Stock Plans account the proceeds are deposited into your brokerage account. As an active LSI Logic employee, your E*TRADE Brokerage Account has no minimum balance, your funds earn interest, and you have free check-writing privileges with funds in that account.

Deposit of Shares
Shortly after the close of each Purchase Period, LSI Logic will deposit your purchased shares into your E*TRADE Stock Plans Account. Once your shares have been deposited to your account, you may sell them at any time.
Sale of Shares
After you have activated your E*TRADE Stock Plans Account, you can login to your account at www.etrade.com/stockplans to sell your shares.
Or, call the Interactive Voice Response System at 1-650-599-0125 from outside the U.S.
Each IESPP purchase with sellable shares is tracked individually. You choose which IESPP shares you want to sell in your Stock Plans account. That sale will then be reported to LSI for disposition tracking purposes. Such sales will be subject to commission charges at competitive rates.
There are no brokerage account fees or inactivity fees for your E*TRADE accounts. The schedule below applies to transactions for selling shares:

IESPP Sales	$19.95

Additional Charges:

Broker Assisted Sale	$35
Check Via Mail	$5
Check Via Federal Express	$20
Wire Transfer	$25
Hold proceeds in E*TRADE	No Charge
These rates are subject to change without notice.
Employees have the flexibility to determine when and how they receive proceeds from a sale:
•	Sweep the proceeds into your E*TRADE Brokerage account (this account earns interest and has free check-writing capabilities)

•	Wire Transfer

•	Mail a check via regular mail or overnight delivery

Account Records
E*TRADE will provide each employee with a brokerage account statement summarizing your account activity as well as written trade confirmations on all executed orders. If there has been activity in your account, you will receive a statement each month; otherwise you will receive one each quarter, provided there are assets in the account.
Report of Sales to LSI Logic
E*TRADE will provide LSI Logic with monthly reporting for all IESPP sales. For more information regarding tax consequences of sale of shares acquired under the IESPP see the applicable Country Addendum.
Employee Stock Purchase Transmittals
Twice a year, following each Purchase Date, you will receive an Employee Stock Purchase Transmittal, from the Stock Administration Department at LSI Logic which will detail the number of Company common stock purchased for you on the preceding Purchase Date, the price paid per share and any remaining cash balance in your account. The remaining cash balance will be refunded to you following the purchase of shares.
Withdrawing from the IESPP
You may withdraw from the IESPP at any time by submitting an ESPP Change Form to the Stock Administration Department no later than 30 days prior to the Purchase Date. The ESPP Change Form is available on the Stock Administration web site located on the Company’s intranet. Your accumulated funds will be returned to you without interest unless the laws of your country require otherwise as soon as practicable after your notice of withdrawal has been received and processed. After withdrawal, you may not re-enroll in the same Offering Period, although you may enroll in future Offering Periods by completing an IESPP Subscription Agreement and submitting it to the Stock Administration Department during a later enrollment period.
If you re-enroll after withdrawal, your Purchase Price is determined on the Enrollment Date of the new Offering Period.

Termination of Plan Participation/Participation While on a Leave of Absence
Your eligibility to participate in an Offering Period under the IESPP is dependent on your maintaining continuous status as a regular employee scheduled to work at least 20 hours per week during the Offering Period. If the number of hours you are scheduled to work drops below 20 hours per week, you will be deemed to have withdrawn from the Plan.
However, generally you may continue to participate in the Plan during a leave of absence which is approved by your Employer Subsidiary. Unless you receive regular straight time earnings during a leave of absence you will not make contributions to the IESPP during your leave. Contributions made to the IESPP prior to an approved leave of absence will be used to purchase stock at the end of the Purchase Period. Payroll deductions will resume at the time you return to active status. If you wish to discontinue participation in the Plan you must notify the Stock Administration Department as soon as you return to active status.
If your employment with the Company or any of its subsidiaries terminates for any reason prior to the last business day of the purchase period, then all payroll deductions which you have contributed, but which have not yet been used to purchase stock, will be returned to you without interest.
Notwithstanding the above, your transfer from one Employer Subsidiary to another Employer Subsidiary or to the parent Company shall not alone be considered a break in your continuous status as a regular employee. In the event of such a transfer, however, your participation in the IESPP would be subject to the Country Addendum applicable to your new Employer Subsidiary or to the terms of the Company Employee Stock Purchase Plan if to the parent Company.
Designating Your Beneficiary
You may designate one or more beneficiaries in your IESPP Subscription Agreement to receive your unused payroll deductions in the event of your death, which will be paid without interest, unless required by local law. You may change your beneficiary at any time by submitting a revised IESPP Subscription Agreement to the Stock Administration Department. If no living beneficiary is designated, payment of contributions or delivery of the share certificate, as the case may be, will be made to your estate.
Laws governing the disposition of decedent’s property vary widely from country to country. It is highly recommended that you consult with your own independent legal counsel to make certain that you have taken all necessary steps to ensure that your desired disposition of undistributed Company common stock and payroll deductions in the event of your death can be accomplished.

Nonassignability
Unless where otherwise required under local law, none of your rights or accumulated payroll deductions under the IESPP may be pledged, assigned, transferred or otherwise disposed of for any reason (other than by will or the laws of descent and distribution). Any such attempt may be treated by the Company as an election to withdraw from the IESPP.
Administration of the IESPP
The IESPP is currently administered by the Company Board or a designated committee of the Board. All questions of interpretation or application of the IESPP are determined in the sole discretion of the Company Board (or its duly authorized committee) and its decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the Plan but may not vote on any matter affecting the administration of the Plan. No member of the Board who is eligible to participate in the Plan may be a member of the committee appointed by the Board to administer the Plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the IESPP. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the IESPP.
Subject to such rules, procedures and instructions as may be adopted by the Company Board, each participating Employer Subsidiary shall be responsible for making all payroll deductions (including related withholding and social insurance contributions) for its participating employees, for filing and distributing all reports and disclosures that may be required under local law, and for otherwise ensuring compliance with all applicable local laws relating to administration of the IESPP.
Amendment and Termination of the IESPP
The Company Board may at any time amend or terminate the IESPP or any particular Country Addendum, or withdraw an Employer Subsidiary from the IESPP, except that such amendment or termination will not adversely affect your participation in an Offering Period for which you are already enrolled. Without regard to whether any participant rights may be considered to have been “adversely affected,” the Company Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Company common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures as the Company Board determines in its sole discretion advisable which are consistent with the IESPP.

Capital Changes
If the number of Company common stock outstanding is increased or decreased by way of stock split, stock dividend or otherwise (but not including conversion of any convertible debentures), appropriate adjustments will be made in the number of shares subject to purchase under the IESPP and in the Purchase Price per share.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will terminate immediately prior to such dissolution or liquidation unless otherwise provided by the Company Board. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each participant’s rights under the IESPP will be assumed or an equivalent right will be substituted by the successor corporation, unless the Company Board determines, in its discretion, to accelerate the Purchase Date(s) for all current participants.
The Company Board may also make provisions for adjusting the number of shares subject to the IESPP and the Purchase Price per share in the event the Company effects one or more reorganizations, recapitalizations, right’s offerings or other increases or reductions of shares of the Company’s outstanding common stock.
Conditions upon Issuance of Company Common Stock
Company common stock shall not be issued to you under this IESPP unless the exercise of your option to purchase such Company common stock and the issuance and delivery of such Company common stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Company common stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
Designation of Employer Subsidiaries and Country Addendum
The Company Board may designate any subsidiary of the Company as a participating Employer Subsidiary in the IESPP. The Company Board may, in addition, modify one or more provisions of the IESPP solely as it applies to such Employer Subsidiary. The applicable modified Country Addendum shall be attached to the copy of the IESPP distributed to the Eligible Employees of the applicable Employer Subsidiary.

Third Party Fiduciaries
Certain countries may prohibit employees from directly owning Company common stock purchased on their behalf under the IESPP. If local law so requires or if the Company Board determines that distribution of proceeds could not be accomplished without undue liability or expense to either the Company or your Employer Subsidiary, your Employer Subsidiary may provide for maintenance of the accounts with a third party fiduciary for your benefit. Please refer to your applicable Country Addendum to determine whether such arrangements apply to you.
Notices
Any notice or other communication from you to the Company in connection with the IESPP shall be considered properly given only if and when it is received in the form specified by the Company at the following location:
LSI Logic Corporation
Stock Administration
1621 Barber Lane
Mail Stop D-206
Milpitas, California 95035
Any notice or other communication from you to your Employer Subsidiary in connection with the IESPP shall be considered properly given only if and when it is received in the form specified by the Employer Subsidiary at the location designated in the attached Country Addendum.
The Employer Subsidiary and the Company may at any time change such notice addresses upon prior written notice to you.

Tax Consequences
Tax Implications of Purchasing and Selling Your Company Common Stock
The Country Addendum applicable to you provides a brief summary of general rules regarding the tax consequences in the country in which you are employed. The Country Addendum does not purport to be a complete description of all tax implications of participation in the IESPP, nor does it purport to discuss the income tax implications of the IESPP under the laws of each state, province, district or local government in which you may reside or otherwise be subject to tax.
Withholding and Employee-Paid Social Insurance
Certain countries treat as taxable compensation the excess of the fair market value of the Company common stock on the Purchase Date over the Purchase Price. Certain countries also treat as taxable gain some or all of the excess, if any, of the sale price over the fair market value of the Company common stock as of the Purchase Date. (See your applicable Country Addendum for more information.)
Some of those countries also require that the Employer Subsidiary withhold and remit sums on behalf of the employee in respect of income taxes and/or social insurance contributions. Any income, social or other taxes imposed on you for the income arising from your participation in this IESPP will be your responsibility.
The means by which this tax is satisfied will require that you pay all sums to the Employer Subsidiary upon the purchase of Company common stock under the IESPP, regardless of when you sell all or a portion of the Company common stock. The attached Country Addendum will describe the mechanism by which such economic burden is passed to you.
You are strongly urged to consult your own tax advisor concerning the application of the various tax laws that may apply to your particular situation.

Other Information
Obtaining Additional Information
Upon written or oral request to the Company, you may obtain copies, without charge, of any of the following documents, which are incorporated by reference:
•	The Company’s Annual Report on Form 10-K for the most recent fiscal year;

•	The Company’s definitive Proxy Statement for the Company’s most recent Annual Meeting of Stockholders;

•	The Company’s Quarterly Report(s) on Form 10-Q for the quarter(s) ended since the end of the Company’s most recent fiscal year;

•	The description of the Company common stock contained in the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission of August 29, 1989;

•	All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date of the Registration Statement under which securities described herein are registered.
In addition, upon written or oral request to the Company, you may obtain a copy, without charge, of the Company’s most recent Annual Report to Stockholders.
Requests for any of the documents described above should be directed to:
LSI Logic Corporation
Investor Relations
1621 BarberLane.
Mail Stop D-115
Milpitas, California 95035
Phone 01 408 433 6777
For further information concerning the IESPP, contact the LSI Logic Corporation Stock Administration Department.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF
LSI LOGIC CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of LSI Logic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 3, 2006, and hereby appoints Abhijit Y. Talwalkar and Andrew S. Hughes, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of LSI Logic Corporation to be held on May 11, 2006, at 9:00 a.m., local time, at the Fairmont San Jose located at 170 South Market Street, San Jose, CA 95113 and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL LISTED NOMINEES LISTED FOR DIRECTOR, PROPOSALS 2, 3 AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

1621 BARBER LANE
MILPITAS, CA 95035-7451
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by LSI Logic Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to LSI Logic Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

LSILC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LSI LOGIC CORPORATION
     Vote On Directors

1.	Election of Directors
	Nominees:							To withhold authority to vote for a particular
	01) 02) 03) 04)	Abhijit Y. Talwalkar T.Z. Chu Malcolm R. Currie James H. Keyes	05) 06) 07)	R. Douglas Norby Matthew J. O’Rourke Gregorio Reyes	For All ☐	Withhold All ☐	For All Except ☐	nominee, mark “For All Except” and write the nominee’s number on the line below.

     Vote On Proposals

		For	Against	Abstain
2.	Approval of amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 9,000,000.	☐	☐	☐

3.	Approval of amendment to the International Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000.	☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2006 fiscal year.	☐	☐	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date